UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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April 12, 2016

To our shareholders:

We invite you to attend our Annual Meeting of Shareholders of Flagstar Bancorp, Inc. to be held at our national headquarters, 5151 Corporate Drive, Troy, Michigan 48098 on May 24, 2016 at 8:30 a.m., Eastern Time. Many of our directors and officers, as well as representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2015, will be present to respond to questions you may have.

We are pleased to take advantage of the rules that allow companies to furnish their proxy materials via the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and 2015 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K, and a form of proxy card or voting instruction card, as applicable.

The Board of Directors fixed the close of business on March 28, 2016 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and any postponements or adjournments of the meeting. The presence, either in person or by proxy, of persons entitled to vote a majority of the voting power of our capital stock that is entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting. To ensure that your vote is recorded, please provide your vote or your voting instructions as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. You also have the option of voting by completing, signing, dating and returning the enclosed proxy card. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

Thank you for your continuing support.

Sincerely,

/s/ Alessandro P. DiNello
Alessandro P. DiNello
President and Chief Executive Officer

2

FLAGSTAR BANCORP, INC.
5151 CORPORATE DRIVE
TROY, MICHIGAN 48098
(248) 312-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders (the "Annual Meeting") of Flagstar Bancorp, Inc. (the "Company") will be held on May 24, 2016 at 8:30 a.m., Eastern Time, at the national headquarters of the Company, 5151 Corporate Drive, Troy, Michigan, 48098, for the purpose of considering and acting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.	to elect eight directors to the Board of Directors to hold office for a term of one year and until their successors shall have been duly elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016;

3.	to adopt an advisory (non-binding) resolution to approve named executive officer compensation;

4.	to approve the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan;

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

As of the date of initial mailing of this Proxy Statement, the Board of Directors is not aware of any other business to come before the Annual Meeting.
The Board of Directors recommends that shareholders vote "FOR" each of the director nominees (Proposal 1), and "FOR" Proposals 2, 3, and 4.

Proxies solicited hereby authorize the named proxies to take action on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record of our common stock at the close of business on March 28, 2016 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, and a complete list of shareholders entitled to vote will be available for inspection at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christine M. Reid
Christine M. Reid
Secretary

Troy, Michigan
April 12, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2016
In accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to our shareholders. Shareholders have the ability to access the proxy materials at flagstar.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or notice of Internet availability of proxy materials, as applicable, may have been sent to multiple shareholders in the same house. We will promptly deliver a separate notice of Internet availability of proxy materials and, if applicable, a separate proxy statement and annual report, to each shareholder that makes a request using the procedure set forth on the notice of Internet availability of proxy materials.

The Notice of Annual Meeting of Shareholders and the Proxy Statement relating to the Annual Meeting, as well as the 2015 Annual Report on Form 10-K, are available at flagstar.com/proxy. These materials are first being mailed to shareholders beginning on or about April 12, 2016.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED OR TO VOTE VIA THE INTERNET OR BY TELEPHONE. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN ADVANCE OF THE MEETING, IN PERSON OR BY PROXY. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

PROXY STATEMENT
OF
FLAGSTAR BANCORP, INC.
5151 CORPORATE DRIVE
TROY, MICHIGAN 48098
(248) 312-2000

ANNUAL MEETING OF SHAREHOLDERS

May 24, 2016

This Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Flagstar Bancorp, Inc. ("Flagstar" or the "Company"). It contains information regarding the 2016 Annual Meeting of Shareholders (the "Annual Meeting") of the Company, which will be held on May 24, 2016 at 8:30 a.m., Eastern Time, at the national headquarters of the Company and Flagstar Bank, FSB (the "Bank"), 5151 Corporate Drive, Troy, Michigan, 48098. This Proxy Statement will be available on the Internet, and is first being mailed to shareholders, on or about April 12, 2016. As used in this Proxy Statement, the terms "we," "us," and "our" refer to the Company.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board is providing these proxy materials to you in connection with the Annual Meeting to be held on May 24, 2016. If you are a shareholder of record of our common stock on the Record Date (defined below), you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. Many of our directors and officers, as well as representatives of PricewaterhouseCoopers LLP ("PwC"), our independent registered public accounting firm for 2015, will be present to respond to questions you may have.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, and certain other information required to be disclosed in this Proxy Statement.

Who is soliciting my vote pursuant to this Proxy Statement?

The Board is soliciting your vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of our common stock at the close of business on March 28, 2016 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

As of the Record Date, we had 56,557,895 outstanding shares of common stock. Each outstanding share of common stock entitles its holder, determined as of the Record Date, to one vote on each matter to be voted upon at the Annual Meeting.

What matters will be submitted to shareholders at the Annual Meeting?

At the Annual Meeting you will be asked to vote on each of the following matters:

1.	to elect eight directors to the Board. Our nominees are Alessandro P. DiNello, Jay J. Hansen, John D. Lewis, David J. Matlin, Bruce E. Nyberg, James A. Ovenden, Peter Schoels and David L. Treadwell;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	to adopt an advisory (non-binding) resolution to approve named executive officer compensation; and

4.	to approve the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan.

You will also be entitled to vote on any other business that properly comes before the Annual Meeting or any adjournment thereof. As of the date of this Proxy Statement, we know of no additional matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that shareholders vote:

1.	"FOR" the election of eight director nominees named in this Proxy Statement;

2.	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	"FOR" the adoption of the advisory (non-binding) resolution to approve named executive officer compensation; and

4.	"FOR" the approval of the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan.

How many shares must be present to hold the Annual Meeting and what are the required votes to approve the proposals at the Annual Meeting?

Quorum Requirement: Michigan law and our bylaws (the "Bylaws") require that a quorum be present to allow any shareholder action at a meeting. A quorum consists of a majority of all of our outstanding shares of common stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 28,278,948 shares of common stock will be required to establish a quorum.

Required Votes: Each outstanding share of common stock is entitled to one vote on each proposal at the Annual Meeting. The number of required votes set forth below assumes that a quorum is present at the Annual Meeting.

1.
Election of Directors. Each director nominee will be elected if that director nominee receives the affirmative vote of a majority of votes cast with respect to the director nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. Abstentions and broker non-votes will have no effect on the election of directors because they will not be counted as votes cast. Cumulative voting is not permitted.

2.
Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on this proposal because they will not be counted as votes cast.

3.
Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation. Adoption of an advisory resolution approving the compensation of the named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal because they will not be counted as votes cast. While this vote is advisory, and therefore not binding on us, the Compensation Committee or the Board, we value the opinions of our shareholders. Accordingly, the Board will take the results of this vote under advisement and will consider our shareholders' concerns when making future decisions regarding our executive compensation programs.

4.
Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan. Approval of the 2016 Stock Award and Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal because they will not be counted as votes cast.

What is an abstention, and how will it affect the vote on a proposal?

An "abstention" occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present, in person or by proxy, and entitled to vote at the meeting), but such person does not vote on the particular proposal. Abstentions will not be counted as votes cast but will be considered present for the purpose of determining the presence of a quorum. As described above, abstentions will have no effect on the results of the vote with respect to any of the proposals to be voted on by shareholders at the Annual Meeting.

What are broker non-votes, and how will they affect the vote on a proposal?

A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the applicable rules of the New York Stock Exchange ("NYSE"), brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to "non-routine" matters. Proposals 1 (election of directors), 3 (advisory vote to approve named executive officer compensation), and 4 (Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan) are considered non-routine matters, and Proposal 2 (ratification of independent registered public accounting firm) is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine Proposals 1, 3 and 4 and therefore there may be broker non-votes on those proposals. Broker non-votes are not deemed to be votes cast for purposes of determining whether shareholder approval has been obtained, and, as described above, broker non-votes will have no effect on the voting results for Proposals 1, 3, and 4. A broker or other nominee may vote without instructions on Proposal 2. Shares represented by broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the "shareholder of record" of those shares, and this Proxy Statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into "street name" which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the "beneficial owner." If you hold shares beneficially in street name, this Proxy Statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How may I cast my vote?

If you are the shareholder of record: You may vote in person at the Annual Meeting or, in advance of the Annual Meeting, by one of the following methods:

1.	By Telephone - You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your notice or proxy card to vote by telephone;

2.	By Internet - You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet; or

3.	By Mail - You can vote by completing, dating, signing and returning the proxy card.

If you submit a signed proxy card, the proxies identified on the proxy card will vote the shares in accordance with your instructions. If you submit a signed proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 23, 2016. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your vote or proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

If you own your shares in "street name," that is, through a brokerage account or in another nominee form: You are a beneficial owner and not a shareholder of record, and therefore must provide instructions to the broker or nominee as to how your shares held by them should be voted. Your bank, broker or other nominee will vote such shares in accordance with your instructions. Your ability to vote in person, by mail, by the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions that your bank or broker provides. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How may I revoke or change my vote?

If you are the shareholder of record of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

1.	attending the Annual Meeting and voting your shares in person;

2.	re-voting your shares on the Internet or by telephone prior to May 24, 2016;

3.	submitting, prior to May 24, 2016, a new executed proxy card bearing a date that is later than the date on your most recently submitted proxy card; or

4.	delivering written notice to our Secretary for receipt prior to May 24, 2016, stating that you are revoking your proxy.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of common stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those voting instructions.

Please note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

Who is paying for the costs of this proxy solicitation?

We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We usually will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

Our inspectors of election for the Annual Meeting, Connie Atallah, Jan M. Klym and Christine M. Reid, will receive and tabulate the votes.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the postponed meeting. You will still be able to change or revoke your proxy until it is voted.

What happens if a nominee for director is unable to serve, new business is introduced or procedural matters are voted upon?

Your proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and any other matter that may properly come before the Annual Meeting. For more information on submitting matters to us, see Shareholder Proposals for the 2017 Annual Meeting herein. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxies on such matters in accordance with the recommendations of the Board. As of the date of this Proxy Statement, we do not know of any other matters that are to come before the Annual Meeting.
How will the votes be counted at the Annual Meeting?
The votes will be counted by the inspectors of election appointed for the Annual Meeting.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is "householding" and how does it work?
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and, if requested, one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and, if requested, proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions at the above telephone number or address, or by sending a written request to Flagstar Bancorp, Inc., Attention: Investor Relations, 5151 Corporate Drive, Troy, Michigan 48098.
What do I need for admission to the Annual Meeting?
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial shareholders as of the Record Date, individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a shareholder of record your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of eight directors. Pursuant to our Second Amended and Restated Articles of Incorporation (the "Articles"), the term of a director elected to the Board is one year. At the Annual Meeting, the terms of all of the current directors will expire. The Board has nominated the eight existing directors to serve for a new one-year term ending at the 2017 annual meeting of shareholders or until their respective successors, if any, are duly elected and qualified.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of each of these nominees. If a nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked may be voted for the election of a substitute for that nominee as the Board may recommend, the Board may continue operating with an additional vacancy or the Board may reduce its size to eliminate the vacancy. At this time, the Board does not know of any reason why any nominee might be unable to serve.

The Board is a diverse group of sophisticated leaders and professionals who meet the standards and qualifications for our directors as described in more detail below. Many of the director nominees have prior experience in senior leadership roles at large companies where they gained significant and diverse management and other experiences including risk assessment, corporate strategy, public company financial reporting and leadership development. Several of the director nominees have experience serving as executive directors of medium to large domestic companies and have an understanding of financial trends and the corporate governance practices and needs of companies of various sizes. The biographies that follow describe the skills, attributes and experiences of each of the nominees that led the Nominating/Corporate Governance Committee and the Board to nominate such individual nominees for election to the Board as directors. The Board has determined that the director nominees Jay J. Hansen, John D. Lewis, James A. Ovenden and David L. Treadwell are independent directors, as further described below in Independence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW.

The following table sets forth each nominees' name and age as of the Record Date and the year he first became our director. Each of the nominees listed below has consented to serve if elected.

Director Nominees

Name	Age as of the Record Date	Year First Elected Director
Alessandro P. DiNello	61	2013
Jay J. Hansen	52	2005
John D. Lewis	67	2013
David J. Matlin	54	2009	(1)
Bruce E. Nyberg	70	2015
James A. Ovenden	53	2010
Peter Schoels	42	2013	(1)
David L. Treadwell	61	2009

(1)
Messrs. Matlin and Schoels were designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement between us and MP Thrift dated as of December 17, 2008 (the "Investment Agreement"). Pursuant to the terms of the Investment Agreement, MP Thrift is entitled to designate such number of directors to serve on the Board in proportion to the total voting power of voting stock beneficially owned by MP Thrift until such time as they no longer own at least 10 percent of the total voting power in us. MP Thrift beneficially owns 62.9 percent of our common stock.

The following sets forth the business experience of each director nominee.

Alessandro P. DiNello joined the Board as a director effective June 12, 2013. Mr. DiNello serves as President and Chief Executive Officer of the Company and Bank and his summary biography is included with the other executive officers below under Executive Officers. Mr. DiNello's over 35 years of experience with the Company and the Bank in a variety of operational and management roles and as an executive in the Michigan banking industry provides valuable leadership experience and industry knowledge to the Board. Moreover, Mr. DiNello's day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company and Bank-specific experience and expertise. Mr. DiNello is also a member of the board of directors of the Business Leaders of Michigan. He currently serves on the advisory board of Fannie Mae, and he served on the advisory board of Freddie Mac through early 2016.
Jay J. Hansen has served as a member of the Board since 2005. Mr. Hansen is co-founder, President, and Managing Partner of O2 Investment Partners, LLC, a private equity investment group that seeks to acquire majority interest in small and middle market manufacturing, niche distribution, and select service and technology businesses. Prior to forming O2 Investment Partners in 2010, Mr. Hansen provided consulting services to financial and manufacturing concerns. From 2002 through December 2006, Mr. Hansen served in various capacities for Noble International, Ltd., a publicly traded supplier of automotive parts, component assemblies and value-added services to the automotive industry, including service as Chief Operating Officer from February 2006 to December 2006; Vice President and Chief Financial Officer from May 2003 to February 2006; and Vice President of Corporate Development from 2002 to 2003. From 1994 to 2002, Mr. Hansen served as Vice President at Oxford Investment Group, a privately held merchant bank with holdings in a variety of business segments. Prior to his time with Oxford Investment Group, Mr. Hansen had ten years of experience in commercial banking, in various lending and special asset capacities. Mr. Hansen's experience as principal financial officer of a public company provides the Board and the Audit Committee with valuable expertise as a financial expert. In addition, Mr. Hansen's experience as a business operator and, more recently, a principal in a Michigan based private equity investment group provides us with valuable insight into the Michigan market. Mr. Hansen also serves on the board of directors and the audit and compensation committees of Power Solutions International, Inc., a publicly-traded leader in the design, engineering and manufacturing of emissions-certified alternative fuel and conventional power systems.

John D. Lewis joined the Board as non-executive Chairman effective February 12, 2013. Mr. Lewis was previously vice chairman of Comerica Incorporated, the parent company of Comerica Bank ("Comerica"). During his 36-year tenure with Comerica, Mr. Lewis managed Small Business and Retail Banking divisions in California, Florida, Michigan and Texas, and oversaw the nationwide mortgage and consumer lending operations for all of Comerica's subsidiaries through a distribution system of more than 300 banking offices. Mr. Lewis' responsibilities included building and expanding Comerica's presence in California, Florida, Michigan and Texas. Mr. Lewis also had extensive experience managing various staff divisions with Comerica, including Human Resources, Marketing and Product Management, Corporate Communications, Compliance, Government Relations, Public Affairs and Quality Process. Mr. Lewis served as a director of Comerica, and as a member of Comerica's Management Policy Committee and Management Council. Following his retirement from Comerica in 2006, Mr. Lewis joined Donnelly Penman & Partners, a Grosse Pointe, Michigan investment banking firm that provides services to the community banking and manufacturing sectors. He served as a Managing Director of the firm until early 2015. Currently, he heads the investment committee and serves as an advisory board member of the Donnelly Penman Fund, LLC, which invests in small community start-up banks throughout the United States. Mr. Lewis also currently serves as non-executive Chairman for University of Detroit Mercy and Beaumont Health. In addition, from 2008 to 2009, Mr. Lewis served as a non-executive Chairman of The Private Bank in Michigan until it merged into The Private Bank and Trust Company Chicago, Illinois. He was also a Founding Director of Auto Club Trust, FSB, a bank affiliate of the AAA Automotive Club. Mr. Lewis' extensive operational and management experience in the financial services industry provides the Board with expertise on matters related to financial institution management, staffing and interaction with the Company's regulators.

David J. Matlin has served as a member of the Board since 2009. Mr. Matlin is the Chief Executive Officer of MP Global Advisers, which he co-founded in July 2002. Prior to forming MP Global Advisers, Mr. Matlin was a Managing Director at Credit Suisse First Boston, and headed their Distressed Securities Group upon its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P., from 1988 to 1994. Mr. Matlin's background in distressed companies and his experience serving on several public company boards brings extensive leadership, risk assessment skills and public company expertise to the Board. Also, Mr. Matlin is a controlling member of MP Thrift, and as such, he provides the Board with the perspective of a major shareholder. Mr. Matlin also serves on the board of directors of CalAtlantic Group, Inc., a publicly-traded home builder. Mr. Matlin was designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement.

Bruce E. Nyberg was appointed to the Board on March 24, 2015. He previously worked for the Bank, beginning in March 2014, overseeing the day-to-day operations of community banking. He also spearheaded the Bank's efforts to build a framework for a corporate quality initiative. Mr. Nyberg has extensive management experience in the financial services industry. From 2001 to 2007, Mr. Nyberg was Regional President-East Michigan for Huntington Bancshares Incorporated. Prior to that time, he served in several management roles for NBD Bancorp, whose operations were subsequently integrated into those of J.P. Morgan Chase. Mr. Nyberg serves on the boards of several community and academic organizations, including Bowling Green State University Board of Trustees, Forgotten Harvest, Community Foundation for Southeast Michigan and the Michigan Roundtable for Diversity and Inclusion. Mr. Nyberg's broad experience in banking, including commercial lending, marketing, retail banking, capital markets, business development, information technology and customer service, provide valuable operational insight for the Board.

James A. Ovenden has served as a member of the Board since 2010. From May 2011 to January 2016, Mr. Ovenden served as Chief Financial Officer of Advance America, Cash Advance Centers, Inc., a leading provider of non-bank cash advance services throughout the U.S. Since 2002, Mr. Ovenden has also been the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies requiring credit restructuring and business advisory services. Mr. Ovenden served as the Chief Financial Officer of AstenJohnson Holdings LTD, a manufacturer of paper machine clothing, specialty fabrics, filaments and drainage equipment, from 2009 to 2010, and a founding principal of OTO Development, Inc., a hospitality development company, where he served in an executive capacity from 2004 to 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden's experience and expertise in other public companies' financial and audit programs and policies provide the Board with invaluable expertise in these areas. Mr. Ovenden formerly served on the board of directors of Polymer Group, Inc., a leading global engineered materials company, and of Insight Health Services Holdings Corp., a provider of diagnostic imaging services.

Peter Schoels joined the Board as a director effective February 14, 2013. Mr. Schoels has served as Managing Partner of MP Global Advisers since 2009 and has been a partner with MP Global Advisers since its inception in July 2002. In his capacity as Managing Partner, Mr. Schoels has been involved in the supervision of all investments made by certain private investment partnerships managed by MP Global Advisers, including MP Thrift's investment in us. Mr. Schoels' background in supervising investments in distressed companies, and serving as a director of a publicly-traded company provides the Board with the perspective of a major shareholder and seasoned investor that has intimate knowledge of our business and operations and with additional leadership and risk assessment skills. Since October 2009, Mr. Schoels has been a director of CalAtlantic Group, Inc., a publicly traded home builder. Mr. Schoels was designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement.

David L. Treadwell has served as a member of the Board since 2009. Until its sale in August 2011, Mr. Treadwell was the President and Chief Executive Officer of EP Management Corporation (formerly known as EaglePicher Corporation), a diversified industrial products company, where he had served in the role since August 2006. Prior to that, he served as its Chief Operating Officer from November 2005 until August 2006, and as a division president from July 2005 until November 2005. From August 2004 until March 2005, Mr. Treadwell was Chief Executive Officer responsible for the restructuring of Oxford Automotive, a $1 billion automotive supplier. From 2002 until August 2004, Mr. Treadwell provided business consulting services following 19 years with Prechter Holdings, serving as CEO from 1993 to 2002. With his experience as the principal executive officer of a large Michigan corporation, Mr. Treadwell provides valuable insight and guidance on issues of corporate strategy and risk management, particularly as to his expertise and understanding of the Michigan market. Moreover, Mr. Treadwell has had considerable experience with distressed companies and has been instrumental in turnarounds. Mr. Treadwell also serves on the board of directors of Fairpoint Communications, a communications provider, and Visteon Corporation, a global automotive supplier, and he chairs four private companies.

Controlled Company Status

On January 30, 2009, we became a controlled company, as defined in the NYSE Listed Company Manual ("NYSE Manual"), because more than 50 percent of the voting power in our company is held by an individual, group or other company. As such, pursuant to Section 303A.00 of the NYSE Manual, we are exempt from compliance with certain NYSE corporate governance standards, including: (i) the requirement that a majority of the Board consist of independent directors; (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors; and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors.

Independence

Section 303A.00 of the NYSE Manual exempts a controlled company, such as us, from the requirements that a majority of its board of directors be comprised of "independent" directors. See Controlled Company Status.

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions, if any, during the past three years between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those reported under Certain Transactions and Business Relationships. The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.

Based on its review, the Board has affirmatively determined that directors Jay J. Hansen, John D. Lewis, James A. Ovenden and David L. Treadwell are independent in accordance with applicable SEC rules and the NYSE Manual. As a result, a majority of the Board is not independent and, as of the date of this Proxy Statement, we are relying on the exemption available to controlled companies under the NYSE Manual that provides relief from the requirement to maintain a board of directors consisting of a majority of independent directors.

In addition, the Audit Committee of our Board is comprised of the following three members: Jay J. Hansen, James A. Ovenden and David L. Treadwell, each of whom is independent as that term is defined by Section 303A.02 of the NYSE Manual and the charter of the Audit Committee, which complies with both the NYSE independence standards for audit committees and the requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of Messrs. Hansen, Ovenden or Treadwell has had a relationship or has been involved in any transaction or arrangement with us that required consideration by the Board under the applicable independence standards in determining that such director is independent.

A majority of the members of our Compensation Committee and the Nominating/Corporate Governance Committee are not independent, as is permitted for controlled companies under the NYSE Manual. See Controlled Company Status.

Board and Committees

The Board generally meets ten times a year, or as needed. During the year ended December 31, 2015, the Board met 11 times. All directors attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board during 2015; and (ii) the total number of meetings held by all committees of the Board on which that director served. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Compliance Committee and the Risk Committee. The charters for these committees can be found on the Company's website at www.flagstar.com. These committees are described below in more detail.

While we do not have a policy regarding director attendance at the Annual Meeting of Shareholders, we encourage directors to attend every annual meeting. All but one of the directors attended the 2015 annual meeting.

The table below shows current membership for each of the Board standing committees.

	Audit Committee	Compensation Committee	Compliance Committee	Nominating/ Corporate Governance Committee	Risk Committee
John D. Lewis - Chairman of the Board of Directors		X	X*	X	X
Alessandro P. DiNello
Jay J. Hansen	X*		X		X***
David J. Matlin		X*	X	X*
Bruce E. Nyberg					X***
James A. Ovenden	X
Peter Schoels		X	X**	X	X
David L. Treadwell	X				X*
*Chair
**Vice Chair
***Mr. Hansen served until May 28, 2015, when Mr. Nyberg was appointed.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee met three times during 2015.

Despite our reliance on the controlled company exemption that permits us not to have a nominating and corporate governance committee that is composed entirely of independent directors, we observe several of the other corporate governance requirements with respect to nominating and corporate governance committees set forth in the NYSE Manual. Among other things, the Nominating/Corporate Governance Committee is responsible for reviewing annually the requisite skills and characteristics required of Board members, selecting, evaluating and recommending nominees for election by our shareholders and reviewing and assessing the adequacy of our policies and practices on corporate governance, including the Corporate Governance Guidelines.

The Nominating/Corporate Governance Committee considers prospective nominees for the Board based on the need to fill vacancies or the Board's determination to expand the size of the Board. This initial determination is based on information provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The committee then evaluates the prospective nominee against the standards and qualifications set forth below, including relevant experience, industry expertise, intelligence, independence, diversity and outside commitments.

The general criteria for nomination to the Board include:

•	Possessing personal and professional ethics, integrity and values, and commitment to representing the best interests of our shareholders and other constituencies;

•	Reputations, both personal and professional, consistent with our image and reputation;

•	Relevant experience and expertise and ability to add value and offer advice and guidance to our Chief Executive Officer based on that experience and expertise;

•	Current knowledge and contacts in our industry and other industries relevant to our business, ability to work with others as an effective group and ability to commit adequate time as a director;

•	The ability to exercise sound business judgment;

•	Diversity of background, skill, education and experience, as against the existing members of, or nominees to, the Board; and

•	Diversity in the form of personal attributes, such as age, gender, race, ethnicity and family status.

The Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant in the role of the Board and the needs of our business. In addition, the Board believes that diverse views are further enhanced by, when possible, including qualified members with varied personal attributes, such as age, gender, race, ethnicity and family status. In 2015, the Nominating/Corporate Governance Committee Charter and Corporate Governance Guidelines were updated to formalize consideration of these important factors.

Accordingly, the Board, through the Nominating/Corporate Governance Committee, will regularly review the changing needs of the business and the skills, experience and diversity of its members, with the intention that the Board will be periodically "renewed" as certain directors rotate off and new directors are recruited. The Board's commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience. Our current Board reflects this commitment, as it consists of members with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of the business.

In considering the current director nominees, the Nominating/Corporate Governance Committee did not use third party search firms to assist in this purpose. The Nominating/Corporate Governance Committee recommends to the Board the slate of directors to be nominated for election at the Annual Meeting, but the Board is responsible for making interim appointments of directors in accordance with our Articles and Bylaws. The Nominating/Corporate Governance Committee and Board also consider director nominees proposed by shareholders of the Company. See Corporate Governance — Shareholder Nominations.

The Corporate Governance Guidelines may be found on our website under the investor relations section at www.flagstar.com.

Compensation Committee

The Compensation Committee met six times during 2015.

Section 303A.00 of the NYSE Manual exempts a controlled company from the rules that require that (1) the compensation of the chief executive officer of the company be determined, or recommended to the board of directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on its board of directors, (2) the chief executive officer may not be present during voting or deliberations with respect to his own compensation, and (3) compensation for all other executive officers must be determined, or recommended to the board of directors for determination, either by the compensation committee or a majority of the independent directors on the board of directors. Accordingly, as a controlled company, we are not required to have officer compensation, including the compensation of our Chief Executive Officer, determined or approved by a compensation committee consisting of independent directors or by a majority of the independent directors on our Board.

Despite our reliance on the controlled company exemption that permits us not to have a compensation committee that is composed entirely of independent directors, we observe many of the other corporate governance requirements with respect to compensation committees set forth in the NYSE Manual. Our Compensation Committee is responsible for establishing the policies that govern executive compensation and for recommending the components and structure of executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluates performance in light of such criteria and objectives, and historically determined compensation of the Chief Executive Officer based on such respective evaluations and made compensation recommendations to the Board related to other executive officers. Beginning in late 2014, pursuant to the modified Compensation Committee charter, the Compensation Committee now approves the compensation of the Chief Executive Officer and all the other executives considered to be Senior Executive Officers under the banking regulations that govern us. Equity awards are still recommended to the full Board for approval.

The Compensation Committee may delegate its authority to a subcommittee composed solely of directors that satisfy the criteria for independence but has never done so. The Compensation Committee frequently requests that management assist in evaluating employee performance, recommending factors and targets for incentive compensation, recommending compensation levels and forms of awards, and providing information with respect to, among other things, strategic objectives and the current market environment.

Audit Committee

The Audit Committee met 16 times during 2015. The Board has determined that Messrs. Hansen and Ovenden each qualify as an "Audit Committee financial expert," as defined by the rules and regulations of the SEC. Further, the Board certified that Mr. Treadwell is financially literate and has accounting or related financial management expertise, as such qualifications are defined by the rules of the NYSE.

The Audit Committee is responsible for reviewing our audit programs and the activity of the Bank in conjunction with the Bank's audit committee. The Audit Committee oversees the quarterly regulatory reporting process, oversees the internal compliance audits as necessary, receives and reviews the results of each external audit, reviews management's responses to independent registered public accounting firms' recommendations, and reviews management's reports on cases of financial misconduct by employees, officers or directors. The Audit Committee is also responsible for engaging our independent registered public accounting firm and for the compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us.

Compliance Committee

The Compliance Committee was formed in 2012 for the purposes of overseeing the Board's and management's responses to regulatory matters and serving as a liaison between the Board and the federal regulators. The Compliance Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities and obligations with regard to the existing Supervisory Agreement between the Company and the Federal Reserve, as successor regulator to the Office of Thrift Supervision (the "OTS"), effective as of January 27, 2010 (the "Supervisory Agreement"), the Consent Order between the Bank and the Office of the Comptroller of the Currency (the "OCC") effective as of October 23, 2012, reports of examination delivered to the Bank by the OCC, and any supervisory agreement or other supervisory or administrative action taken or imposed by the OCC or any federal or state regulatory authority or other governmental entity. The Compliance Committee regularly provides reports to the Board on its activities and management's progress on outstanding regulatory matters. The Compliance Committee met 12 times during 2015.

Risk Committee

The Risk Committee was formed in early 2010 for the purpose of monitoring and overseeing credit risk, market and liquidity risk, operational risk and the regulatory component of compliance risk of us and our subsidiaries. The Risk Committee met 12 times during 2015.

Executive Sessions of Non-Executive Directors

All non-executive directors meet in executive session at least four times per year. Neither members of management nor other employees may attend or participate in such executive sessions. The Chairman of the Board leads the executive sessions.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are separate. The Board believes that the separation of the positions strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. While our Bylaws and Corporate Governance Guidelines do not require that our chairman of the board and chief executive officer positions be separate, the Board believes that this is the appropriate leadership structure for us at this time. The Board will continue to review this structure from time to time.

The Board's administration of its risk oversight function has not specifically affected the Board's leadership structure. In establishing the Board's current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight function. As stated above, the Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. Should the Board determine that a change in its leadership structure is required to, or potentially could, improve the Board's risk oversight function, it may make changes it deems appropriate.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risk relating to our executive compensation plans and arrangements and that responsibility is shared by our Chief Risk Officer. Our Audit Committee oversees management of financial risks. Our Nominating/Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Our Compliance Committee is responsible for overseeing the management of risks related to regulatory matters. Our Risk Committee is responsible for monitoring and overseeing credit risk, market and liquidity risk, operational risk and the regulatory component of compliance risk of us and our subsidiaries. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.

Director Compensation

Our general policy is to provide non-executive directors with compensation that is intended to assist us in attracting and retaining qualified non-executive directors. We do not pay director compensation to directors who are also our employees. In addition, directors David J. Matlin and Peter Schoels waived receipt of compensation for serving on the Board or its committees.
In June 2013, the Nominating/Corporate Governance Committee undertook an effort to benchmark director compensation in order to ensure that the directors were fairly compensated for their efforts and that the Company could continue to retain and attract experienced board and committee members in the future. The Nominating/Corporate Governance Committee approved the following revised annual compensation structure for non-executive directors for their service on the Board and its committees after conducting benchmarking against the Company's peer group at that time (as described in Compensation Discussion and Analysis — 2015 and 2016 Executive Compensation Decisions below), which was implemented in July 2013 following receipt of non-objection from the Federal Reserve. During November 2014, the responsibility for reviewing and recommending compensation and benefits for non-executive directors was transitioned from the Nominating/Corporate Governance Committee to the Compensation Committee as reflected in the Committee charters. For 2015, the Compensation Committee did not recommend any changes and the compensation structure for directors was unchanged.

•	Non-executive Chairman of the Board: cash retainer of $300,000, equity retainer of $300,000 subject to one-year vesting, inclusive of committee chairmanship and/or membership.

•	Other non-executive directors: cash retainer of $75,000, equity retainer of $75,000 subject to one-year vesting plus committee fees.

◦	Audit Committee: Members - $20,000; Chair - $32,500.

◦	Compensation Committee: Members - $5,000; Chair - $15,000.

◦	Nominating/Corporate Governance Committee - Members - $5,000; Chair - $15,000.

◦	Risk Committee: Members - $6,000; Chair - $16,000.

◦	Compliance Committee: Members - $6,000; Chair - $16,000.

◦	Special Litigation Committee: Members - $3,000; Chair - $5,000.

We also reimburse non-executive directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations.

The table below details the compensation earned by our non-executive directors in 2015.

Name	Fees Earned Or Paid in Cash	Stock Awards (1)	Total
John D. Lewis	$300,000	$300,000	$600,000
Jay J. Hansen	116,500	75,000	191,500
David J. Matlin (2)	—	—	—
Bruce E. Nyberg	60,894	58,155	119,049
James A. Ovenden	100,000	75,000	175,000
Peter Schoels (2)	—	—	—
David L. Treadwell	111,000	75,000	186,000

(1)
Includes restricted stock grants issued on February 25, 2015, with a grant date price of $14.71. The grants fully vested on the first anniversary of the grant date. Mr. Lewis was awarded 20,394 shares; Mr. Hansen, Mr. Ovenden and Mr. Treadwell were each awarded 5,099 shares; On March 24, 2015, Mr. Nyberg joined the Board and was awarded 4,019 shares at a price of $14.47.

(2)	Messrs. Matlin and Schoels waived the receipt of compensation for serving on the Board or its committees.

From time to time, our directors may be asked to engage in special director services, whether or not a committee of the Board has been formed for such purpose. Such services may include strategic reviews, strategic transaction oversight, major litigation oversight and like matters involving substantially greater commitments of time from the directors. In such circumstances, the directors engaged in such efforts may receive additional fees for the duration of such service. Fees related to a special committee may be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the committee and Board deem appropriate. Other than as disclosed above in 2015, our directors did not receive any additional compensation for special director services.

We will continue to reimburse non-executive directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations, and the non-executive directors will continue to be eligible to receive equity-based compensation under our approved equity incentive plans.

CORPORATE GOVERNANCE

General

We initially adopted Corporate Governance Guidelines in 2004, and the Nominating/Corporate Governance Committee reviews and assesses the adequacy of those guidelines annually and recommends amendments as necessary. The Corporate Governance Guidelines were last updated in February, 2015. You may obtain the Corporate Governance Guidelines and the charters of each of the Board's committees, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Compliance Committee and the Risk Committee, on our website under the investor relations section at www.flagstar.com. These documents are also available in print upon written request to Flagstar Bancorp, Inc., Attention: Investor Relations, 5151 Corporate Drive, Troy, Michigan 48098.

Updated Code of Ethics and Conduct

The Board has adopted a Code of Ethics and Conduct (the "Code of Conduct") that applies to actions of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. Among other things, the Code of Conduct requires compliance with laws and regulations, avoidance of conflicts of interest and insider trading, and reporting of illegal or unethical behavior. Further, the Code of Conduct provides for special ethics obligations for employees with financial reporting obligations. The Code of Conduct was updated in August, 2015 to better align with the organization's culture of compliance. A copy of the Code of Conduct may be found on our website under the investor relations section at www.flagstar.com. Also, the Code of Conduct is available in print upon written request to Flagstar Bancorp, Inc., Attention: Investor Relations, 5151 Corporate Drive, Troy, Michigan 48098. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of Conduct on our website.

Shareholder Nominations

While the Nominating/Corporate Governance Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from our shareholders for nominees. Shareholders who wish to nominate candidates for election to the Board at the Annual Meeting must follow the procedures outlined in the section of this Proxy Statement titled Shareholder Proposals for the 2017 Annual Meeting. The Nominating/Corporate Governance Committee will evaluate candidates properly proposed by shareholders in the same manner as all other candidates, as set forth above under Proposal 1 — Election of Directors — Nominating/Corporate Governance Committee.

All shareholder nominations for new directors must be in writing and must set forth the following as to each director candidate recommended: (1) name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock that are beneficially owned by the nominee; and (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. Certain information as to the shareholder nominating the nominee for director must be included, such as the name and address of the shareholder and the number of shares of common stock which are beneficially owned by the shareholder. The shareholder also must promptly provide any other information requested by us.

Director and Executive Officer Stock Ownership Guidelines

In 2014, the Board adopted new stock ownership requirements for our directors and executive officers and included such requirements in our Corporate Governance Guidelines. Previously, our directors were required to hold 1,000 of our shares, and senior officers were required to hold 100 shares. In 2014, we undertook a benchmarking study and determined that, to align with our peer group at the time (as described in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions below), we should significantly increase the holding requirements for our directors and senior officers, and we should create more stratification of the requirements for our senior officers. To that end, our CEO is expected to hold equity worth five times his base salary, and our COO is expected to hold equity in us worth three times his base salary. These two officers have until the start of 2019 to achieve those levels. Our directors will be required to accumulate and hold equity worth three times their base cash retainers within a period of five years of issuance of the current Corporate Governance Guidelines or the date they began serving as a director. We also require that our Executive Vice Presidents accumulate equity worth two times their base salaries within seven years from the later of the issuance of the current Corporate Governance Guidelines or the date they began serving as an Executive Vice President.

Communications with the Board or the Chairman

Individuals who have an interest in communicating directly with a director or the Board may do so by directing the communication to the "Board of Directors — [name of individual director]," "Board of Directors," or "Chairman," respectively. Following each meeting of the non-executive directors, the Chairman determines whether any communication necessitates discussion by the full Board. Any communications should be sent to the following address: Flagstar Bancorp, Inc., Attention: Corporate Secretary, 5151 Corporate Drive, Troy, Michigan, 48098.

Succession Plan

Pursuant to the Corporate Governance Guidelines, succession planning is reviewed by the Board on an annual basis. The Board has adopted a succession plan that is consistent with industry practice and would provide for an orderly transition in case of a catastrophic event involving the Chairman and/or the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups that beneficially own more than 5 percent of our common stock are generally required under federal securities laws to file certain reports with the SEC detailing such ownership. The term "beneficial ownership" means the shares held as of the Record Date plus shares underlying any options or securities that are exercisable or convertible into common stock, as the case may be, as of or within 60 days before or after the Record Date. The following table sets forth, as of the Record Date, certain information as to the common stock beneficially owned by any person or group of persons who are known to us to be the beneficial owners of more than 5 percent of our common stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5 percent of our common stock at the Record Date. This table is based on information included in a Schedule 13D filed with the SEC.

Name and Address of Beneficial Owner	Shares	Percent of Class (1)
MP Thrift Investments L.P.
MPGOP III Thrift AV-I L.P.
MP (Thrift) Global Partners III LLC
MP (Thrift) Asset Management LLC
MP (Thrift) LLC
David J. Matlin
MP (Thrift) Global Advisers III LLC	35,600,352	62.9%
c/o MatlinPatterson Global Advisers LLC (2)
520 Madison Ave, 35th Floor
New York, New York 10022

(1)
The percentage owned is calculated for each shareholder by dividing with respect to our common stock, (i) the total number of outstanding shares beneficially owned by such shareholder as of the Record Date plus the number of shares such person has the right to acquire within 60 days of the Record Date, into (ii) the total number of outstanding shares as of the Record Date plus the total number of shares that such person has the right to acquire within 60 days of the Record Date.

(2)
Based solely on a Schedule 13D filed with the SEC on July 16, 2015, which reports beneficial ownership of these persons of 35,600,352 shares of our common stock over which they have shared voting and dispositive power, and as adjusted to give effect to a 1-for-10 reverse stock split of our common stock that was effective October 10, 2012. Mr. Matlin's exact pecuniary interest is not readily determinable because he is subject to several variables, and he disclaims beneficial ownership of any of the shares except to the extent of his individual pecuniary interest therein.

EXECUTIVE OFFICERS

The following table sets forth the name and age (as of the Record Date) of our executive officers.

Name and Age	Position(s) Held
Alessandro P. DiNello, 61	President and Chief Executive Officer
Lee M. Smith, 41	Executive Vice President and Chief Operating Officer
James K. Ciroli, 50	Executive Vice President and Chief Financial Officer
Stephen V. Figliuolo, 59	Executive Vice President and Chief Risk Officer
Leonard Israel, 57	Executive Vice President and President Mortgage Banking
Patrick M. McGuirk, 46	Executive Vice President and General Counsel

Alessandro P. DiNello was appointed President and Chief Executive Officer of the Company and the Bank on May 15, 2013. Prior to his appointment, he served as President and Chief Administrative Officer of the Bank. In that role starting December 18, 2012, Mr. DiNello was responsible for all banking operations at the Bank, including commercial banking, personal financial services and technology, and led the Bank's efforts to coordinate and ensure compliance with its regulatory agreements. Mr. DiNello served as Executive Vice President, Personal Financial Services from 2011 to December 2012. From 1995 to 2011, Mr. DiNello served as Executive Vice President and Head of Retail Banking. In that role, Mr. DiNello grew the bank branch network from five locations to 179 locations, all on a de novo basis. Prior to joining the Bank, Mr. DiNello served as President of Security Savings Bank ("Security"). Mr. DiNello began his employment with Security in 1979. He was instrumental in converting Security from a mutual to a stock organization in 1984, and in 1994, he was instrumental in negotiating the sale of Security to First Security, which in 1996 became Flagstar Bank, FSB. He also served as a Bank Examiner with the Federal Home Loan Bank Board from 1976 through 1979.

Lee M. Smith was appointed Executive Vice President of the Bank on May 15, 2013, and Chief Operating Officer on August 13, 2013. Prior to his appointment, Mr. Smith had been a Partner at MP (Thrift) Global Advisers III LLC, the investment adviser to the Company's largest shareholder, MP Thrift Investments L.P., for the previous two years. Prior to that, Mr. Smith was a Partner at MatlinPatterson Global Advisers LLC, the adviser to the MatlinPatterson family of private equity investments. Before joining MatlinPatterson in 2010, Mr. Smith was a Senior Director at Zolfo Cooper LLC in New York, an advisory and interim management firm. At Zolfo Cooper, Mr. Smith acted as both interim management and adviser to a number of companies, improving and optimizing operational and financial performance. Before joining Zolfo Cooper, Mr. Smith was a Vice President in the national restructuring group at Ernst & Young, a professional services firm, in both New York and the United Kingdom.
James K. Ciroli joined the Company as Executive Vice President on August 4, 2014, and was appointed Chief Financial Officer of the Bank and the Company in October 2014. Mr. Ciroli has responsibility for the Company’s Accounting, Financial Planning, Investor Relations, Tax and Treasury operations. From 2009 to 2014, Mr. Ciroli was Senior Vice President, Corporate Controller and Principal Accounting Officer of First Niagara Financial Group, Inc., a $39 billion Buffalo, New York-based bank holding company. From 2002 to 2009, Mr. Ciroli was Senior Vice President and Assistant Controller of Huntington Bancshares Incorporated in Columbus, Ohio. Prior to Huntington, Mr. Ciroli held various positions of increasing responsibility at KeyCorp and Deloitte & Touche.

Stephen V. Figliuolo joined the Company as Executive Vice President on June 23, 2014, and was appointed Chief Risk Officer of the Company and the Bank in September 2014. He is responsible for the governance and corporate oversight of the Company’s safety and soundness policies and practices. From 2005 to 2013, he was Executive Vice President and Chief Risk Officer of Citizens Republic Bank. Prior to that, Mr. Figliuolo held executive positions with Fleet Boston Financial-Summit Bank, First Union National Bank and Chase Manhattan Bank, where he developed expertise in regulatory compliance, process flow management and risk reduction through improved controls.

Leonard Israel joined Flagstar Bank in June 2015 as President of Mortgage Banking, with responsibility for all aspects of Flagstar’s mortgage originations business. He brings to Flagstar nearly 30 years of experience in the mortgage industry. Mr. Israel’s breadth of experience includes correspondent, wholesale, and retail production; secondary marketing; and warehouse lending. From June 2014 to June 2015, he served as Director of Commercial Real Estate Term Lending at Sabal Financial Group, an international diversified financial services firm in Newport Beach, California. He also held leadership positions at a number of mortgage providers, including that of President of Mission Hills Mortgage, a division of Gateway Business Bank from March 2010 through December 2012. In addition, Mr. Israel has held the position of Executive Vice

President and Regional CEO at IndyMac Bank, FSB, and Senior Vice President and National Director of Correspondent Lending at CitiMortgage.

Patrick M. McGuirk was appointed as Executive Vice President and General Counsel in July 2015, with responsibility for all legal operations, records management and the corporate secretary function. From December 2014 to July 2015, he was the Company’s Deputy General Counsel for Litigation. From March 2010 to November 2014, he was Counsel to the Federal Deposit Insurance Corporation ("FDIC"), where he led investigations and litigation related to banks in FDIC receivership.  Prior to his government service, he was Partner in the New York office of Sidley Austin LLP, representing financial institutions and other corporations in complex commercial litigation, with an emphasis on the defense of class action lawsuits alleging violations of the federal securities laws. Working in both private practice and for the federal government, he has 20 years of banking and financial services-related legal experience and is licensed to practice law in New York, New Jersey and Michigan.

BENEFICIAL SECURITY OWNERSHIP

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date by all of our Named Executive Officers ("NEOs"), all of our directors, and our directors and executive officers as a group. A total of 56,557,895 shares of common stock were issued and outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jay J. Hansen	15,145	*
John D. Lewis (2)	59,234	0.1%
David J. Matlin (3)	35,600,352	62.9%
Bruce E. Nyberg (4)	22,258	*
James A. Ovenden (5)	4,119	*
Peter Schoels (6)	35,600,352	62.9%
David L. Treadwell	14,258	*
James K. Ciroli (7)	6,523	*
Alessandro P. DiNello (8)	111,706	0.2%
Stephen V. Figliuolo (9)	4,269	*
Patrick M. McGuirk (10)	3,339	*
Lee M. Smith (11)	39,575	*
All directors and executive officers as a group (13)	35,884,528	63.4%

*	Less than 0.1 percent

(1)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled.

(2)	These shares are held in a trust of which Mr. Lewis is the trustee and beneficiary.

(3)	Please see footnote (2) to the Security Ownership of Certain Beneficial Owners table above for further information with respect to the holdings of Mr. Matlin.

(4)	These shares are held in a trust of which Mr. Nyberg is the trustee and beneficiary.

(5)	Mr. Ovenden holds 500 shares in a simplified employee pension individual retirement arrangement, and the remaining 21,758 shares are held jointly with his spouse.

(6)
Mr. Schoels does not have voting or dispositive power over shares held by MP Thrift, but he may be deemed to have an indirect pecuniary interest in such shares. Mr. Schoels' exact pecuniary interest is not readily determinable because it is subject to several variables, and he disclaims beneficial ownership of any of the shares except to the extent of his pecuniary interest therein.

(7)	Includes 5,000 shares that Mr. Ciroli holds in an individual retirement account; and 1,523 restricted stock units ("RSUs") scheduled to vest on April 6, 2016.

(8)
This amount includes 95,357 shares held in a trust of which Mr. DiNello is the trustee and beneficiary, 14,869 shares held indirectly in the Flagstar Bank 401(k) Plan, 1,274 shares held in an individual retirement account and 206 shares held indirectly in Mr. DiNello's spouse's trust.

(9)	Includes 1,269 RSUs scheduled to vest on April 6, 2016.

(10)	Includes 3,000 shares that Mr. McGuirk owns jointly with his spouse, and 339 RSUs that are scheduled to vest on April 6, 2016.

(11)	Includes 3,554 RSUs that are scheduled to vest on April 6, 2016.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program, philosophy and objectives. In this Proxy Statement, we have disclosed the compensation arrangements for our named executive officers, or "NEOs," which include our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Risk Officer and our General Counsel. The "Compensation Committee" or "Committee" mentioned in the discussion that follows refers to the Compensation Committee of the Board of Directors.

The CD&A includes the following key sections:

•	Compensation Setting Process

•	Management’s Assessment of 2015 Performance

•	Factors Affecting Compensation Decisions

•	Our Compensation Philosophy and Guiding Principles

•	Parties' Roles in the Process

•	Compensation Governance Best Practices

•	2015 and 2016 Executive Compensation Decisions

•	Elements of 2015 and 2016 NEO Compensation

•	Tax and Accounting Implications

•	Compensation Committee Report

Compensation Setting Process

Management’s Assessment of 2015 Performance

Our objective is to grow our business in a safe and sound fashion, with sustained shareholder returns over the long term. In 2015, our executive team effectively deployed new strategies, reduced operating costs and resolved key legacy issues. At the same time, they continued to drive us toward our long-term strategies to strengthen risk management and regulatory compliance.

Specifically, in 2015, we continued to make strides in strengthening our organization, including rounding out our leadership team with experienced leaders. In addition to a new President of Mortgage and a new General Counsel, we continued to add several key managers in our business operations.

In 2015, we also grew our balance sheet by adding higher quality assets and improved our operating leverage. Our overall positive financial performance, and the de-risking of our balance sheet, enabled us to accomplish significant objectives during 2015, including the following:

•	We generated net income of $158 million in 2015, compared to a net loss of $70 million in 2014.

•	Our net interest income increased $40 million from 2014, primarily due to a 24 percent increase in average interest-earning assets, partially offset by a decrease in the net interest margin.

•	Our provision for loan losses improved from the prior year, primarily due to the resolution in 2015 of certain lower quality loans and an overall improvement in the portfolio quality.

•	Our noninterest income increased $109 million in 2015, primarily led by higher net gain on loan sales.

•	We improved our operating leverage as revenues increased by 25 percent, while expenses decreased by seven percent.

•	Our efficiency ratio improved to 70.9 percent in 2015, as compared to 95.4 percent in 2014, reflecting stronger operating leverage.

•	Our nonperforming loans decreased to $66 million at December 31, 2015, as compared to $120 million at December 31, 2014.

Factors Affecting Compensation Decisions

Regulatory Environment. As a savings and loan holding company, our compensation practices are subject to regulation, examination and supervision by the Federal Reserve and the OCC. The Bank is also subject to regulation, examination and supervision by the FDIC. In addition, we have certain limitations related to compensation practices under our Supervisory Agreement with the Federal Reserve and our Consent Order with the OCC.

In addition to these regulatory considerations, our compensation decisions must be considered in light of the Joint Guidance on Sound Incentive Compensation Policies (the "Joint Guidance") issued by the OCC, the FDIC, the Federal Reserve and the now-defunct OTS in 2010. The Joint Guidance requires that we pay incentives that appropriately balance risk and reward, maintain effective controls and risk management related to our compensation practices and provide active and effective oversight, including by our Board of Directors.

Advisory Votes on Compensation. As required by the Dodd-Frank Act, we provide our shareholders with the opportunity to cast an advisory vote on the compensation of our executives. At our 2015 annual meeting, our shareholders expressed their continued support of our executive compensation programs. Approximately 90 percent of our eligible shareholders approved the non-binding advisory vote on our executive compensation policies and practices for 2014. While we received broad support for our NEO compensation programs, demonstrated by the results of our shareholder vote, it is our intent to continue to broaden that support. We believe the new NEO compensation programs introduced in 2015 will ensure that pay is even better aligned to Company performance and more reflective of market competitiveness while creating long-term retention of our executives.

Controlled Company. We are considered a controlled company for NYSE purposes because MP Thrift beneficially owns 62.9 percent of our voting stock. In accordance with the rules applicable to controlled companies, as stated in the NYSE Manual, we are not required to, nor do we, maintain a compensation committee consisting entirely of independent directors. Despite the fact that we are considered a controlled company, the Compensation Committee makes its decisions regarding NEO compensation following prevailing best practices. Equity awards are approved by our full Board.

Our Compensation Philosophy and Guiding Principles

Subject to regulatory limitations, the Committee's compensation decision making is guided by our compensation philosophy and its associated guiding principles. Our compensation philosophy is to offer a competitive total compensation opportunity in order to attract, motivate and retain the talent needed to continue to strengthen and grow Flagstar. We seek to motivate our executives to achieve strategic goals, prudently and within acceptable risk tolerances, while driving financial performance and generating long term, sustainable shareholder value. This philosophy is formed in the context of competitive and regulatory practices, and is reviewed and approved by the Committee on an annual basis.

During 2015, we began to deploy a new compensation structure for our NEOs, which we believe better reflects our pay-for-performance philosophy, offering competitive total compensation opportunities and rewarding financial results that drive shareholder value. Overall, our compensation philosophy is based primarily on the following objectives:

•	Pay executives for performance tied to the Company’s financial results;

•	Align total compensation opportunity with shareholder interests;

•	Provide a total compensation opportunity that is competitive and will attract, motivate and retain talent; and

•	Ensure appropriate risk mitigation measures are integrated into compensation programs and practices.

We define the competitive market as financial services organizations (national, regional, and local) of a size and business focus similar to ours, as described in detail below in 2015 and 2016 Executive Compensation Decisions. Generally, we use the market median as a reference for competitive pay. We target our executives’ total compensation opportunity near the 75th percentile, and allocate a substantial portion of pay opportunities in both performance-based and long term compensation. We believe our mix of compensation both helps us to retain key executives and to ensure that the interests of our leadership are aligned with those of our shareholders.

The Compensation Committee regularly evaluates our compensation policies, practices and program design in light of our strategic and financial objectives, performance outcomes, regulatory constraints and proven executive compensation practices.

Parties’ Roles in the Process

Role of the Compensation Committee. The Committee meets at least three times annually, or more frequently as needed, as determined by the Chairman of the Board or the Chairman of the Committee. In 2015, the Committee met formally on six occasions, but members of the Committee met with management on several other occasions to ensure the thoughtful re-design of our compensation programs.

The Committee is responsible for establishing the key compensation principles within our executive compensation philosophy as well as the specific policies that govern executive compensation practices. This includes recommending the components and structure of each element of executive compensation.

The Committee reviews and approves criteria and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer and evaluates the performance of the Chief Executive Officer and Chief Operating Officer in light of such criteria and objectives. The Committee then determines and recommends to the Board for its approval the compensation of the Chief Executive Officer and Chief Operating Officer based on such evaluations. Additionally, the Committee considers the perspectives of our Chief Executive Officer on each NEO’s performance as well as the Chief Executive Officer's compensation recommendations. Based on its evaluation, the Compensation Committee approves the compensation for each of these officers and recommends equity awards for the NEOs to the Board.

In determining adjustments to base salaries and other compensation elements, the Committee considers Company performance, individual performance against stated goals, changes in duties and responsibilities, prevailing economic conditions, comparable salary practices of companies within our peer group, the recommendation of the Chief Executive Officer (in the case of the other NEOs), and any other factors the Committee deems relevant.

The Committee serves as the administrator of the 2006 Equity Incentive Plan and any other compensation plan as designated by the Board. If approved by the shareholders at the Annual Meeting, the Committee will serve as the administrator of the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan ("2016 Stock Plan") as described below in Proposal 4. This includes providing advice and recommendations to the Board as necessary or appropriate with respect to incentive compensation plans and equity-based plans. The Compensation Committee will also discuss, evaluate and review all such incentive compensation and any regulatory limitations imposed on such plans. The Committee's charter describes in detail the Compensation Committee's responsibilities and authority.

Role of Management. Our management plays an important role in the executive compensation decision-making process. Management provides the Committee with data regarding our strategic objectives, past and future performance on prior strategic objectives in light of overall and industry specific business conditions, external industry trends and other relevant data. This data assists the Committee in approving policies and practices that directly align compensation outcomes with our performance and shareholder interests. From time to time, members of management also review our compensation practices with our regulators, and management shares those discussions with the Committee and the Board, as appropriate.

The Chief Executive Officer annually reviews the performance and pay level of each NEO and senior executive (other than himself and the Chief Operating Officer), develops recommendations concerning the compensation of these individuals and presents these recommendations to the Committee. Our Finance and Human Resources management provide information, analysis and other support to the Chief Executive Officer and the Committee during these processes.

Role of Compensation Consultants. The Committee is authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. Under the Committee's charter, the Committee has the sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and to approve the consultant's fees.

Management also periodically retains compensation consultants to assist in formulating recommendations to the Committee. In 2015, management retained the services of two nationally recognized compensation consultants. Steven Hall & Partners LLC assisted with the development of the 2016 Stock Plan, and Mercer LLC reviewed and revised the Company’s list of peers.

Role of the Chief Risk Officer/Risk Committee. We review all Company incentive compensation programs each year to ensure that those programs align with our regulatory obligations related to safety and soundness, and that the programs do not encourage undue risk-taking. This review process includes collaboration with the business unit owners of each program, members of the finance department and members of the human resources compensation department. Upon completion of this review, our Chief Risk Officer completes an independent risk assessment of the components within each program. Risks associated with each component are identified and mitigating factors are considered. The findings of this assessment are then presented to the Committee for review.

Compensation Governance Best Practices

We follow certain best practices with respect to executive compensation, some of which were fostered by regulatory guidelines applicable to us. Along those lines, we:

•	Separate the roles of Chairman of the Board and Chief Executive Officer.

•	Reward our NEOs for sustained increases in shareholder value by paying a substantial portion of their compensation in stock and other equity-based vehicles.

•	Tie a significant portion of short-term compensation to financial and operational performance.

•	Eliminate supplemental executive retirement plans (SERPs) or other nonqualified plans for executives.

•	Prohibit tax gross-up payments for executive perquisites other than relocation expenses.

•	Avoid severance payments for "cause" terminations or voluntary resignations.

•	Eliminate perquisites for former or retired executives.

•	Pay reasonable relocation and temporary housing benefits.

•	Require that the Board approve any equity grants.

•	Prohibit the re-pricing of any outstanding stock options without shareholder approval.

•	Eliminate the need to pay commuting expenses for NEOs by encouraging them to live within daily commuting distance of headquarters.

•
Maintain a claw back policy, which provides that, in the event of a financial restatement, the Board may require executive officers to return incentive compensation that was paid based upon inaccurate financial metrics.

•
Mandate stock ownership guidelines contained in its Corporate Governance Guidelines, posted at www.flagstar.com such that NEOs are required to retain significant equity in the Company to align executives’ long-term interests with those of shareholders.

•	Prohibit the pledging of Flagstar equity and prohibit trades of Flagstar securities in margin accounts.

•	Require NEOs to annually represent that they are not hedging interests they have in Flagstar securities in accordance with our long-standing no-hedging policy.

2015 and 2016 Executive Compensation Decisions

In 2015, the Compensation Committee worked with management to continue to deploy fully restructured compensation arrangements for our NEOs, a multi-year effort that was implemented in full as of January, 2016. Compensation for our NEOs has now shifted away from the programs that had been in place under Troubled Asset Relief Program ("TARP") Capital Purchase Program, and has moved toward market-competitive compensation that aligns our NEOs’ interests with those of the Company. Share salaries, which were paid regardless of performance, are now replaced by cash awards under an annual incentive program tied to short-term performance. Most of our NEOs now also participate in a long-term incentive program, consisting of time-based and performance-based equity awards. Our Chief Executive Officer and Chief Operating Officer, who were paid annual "bonus" shares tied to their individual goals, are now eligible to receive performance-based equity under a program specifically designed for them.

Going forward, to ensure that compensation levels for our NEOs are appropriate under these new programs, the Company engaged Mercer LLC in 2015 to review and update the peer group against which we benchmark compensation. As a result of that review, the following companies were selected as our new peer group as of 2016. The peer group continues to include publicly traded companies with the same Global Industry Classification Standard code for regional banks and thrifts and mortgage companies.

Associated Banc-Corp	Hilltop Holdings Inc.	Talmer Bancorp, Inc.
BOK Financial Corporation	HomeStreet, Inc.	TCF Financial Corporation
EverBank Financial Corp.	MB Financial, Inc.	Texas Capital Bancshares, Inc.
First Horizon National Corporation	Nationstar Mortgage Holdings, Inc.	Umpqua Holdings Corporation
First Niagara Financial Group, Inc.	PennyMac Financial Services, Inc.	Walter Investment Management Corp.
FirstMerit Corporation	PHH Corporation	Wintrust Financial Corporation

Meanwhile, our prior peer group had served as benchmarks for our compensation arrangements in 2015. That peer group had consisted of the following companies:

Astoria Financial Corporation	Capitol Federal Financial, Inc.	New York Community Bancorp, Inc.
Associated Banc-Corp	Citizens Republic Bancorp, Inc.	Provident Financial Services, Inc.
BankUnited, Inc.	EverBank Financial Corp.	TCF Financial Corporation
Bank of Hawaii Corporation	First Horizon National Corporation	TFS Financial Corporation
BOK Financial Corporation	FirstMerit Corporation	Valley National Bancorp
BancorpSouth, Inc.	First Niagara Financial Group, Inc.	Washington Federal, Inc.
Commerce Bancshares, Inc.	Northwest Bancshares, Inc.

When considering the pay practices of our peers, we target our NEOs’ total compensation opportunities near the 75th percentile overall, and we allocate a substantial portion of their pay opportunities to both performance-based and long term compensation.

Elements of 2015 and 2016 NEO Compensation

All of our NEOs receive a base salary in addition to incentive-based compensation. In 2015, under the new compensation structure referenced above, all our NEOs, except our Chief Executive Officer, participated in our new annual incentive and long-term incentive programs. In late 2015, our Chief Executive Officer and our Chief Operating Officer became eligible for a unique performance-based long-term incentive program, described below in Executive Long-Term Incentive Program. In 2016, our Chief Executive Officer began to participate in our annual incentive program.

Base Salary. We provide the NEOs with a base salary that affords market driven short-term compensation for services rendered during the fiscal year. The Compensation Committee bases their salary decisions on personal performance, effectiveness, level of responsibility, past and potential contributions to us, internal pay equity relationships, as well as any relevant employment agreement provisions. The Committee reviews base salary annually, and may adjust it based on changes in responsibilities, significant achievements or personal contributions against pre-set goals, and competitive market conditions.

Mr. DiNello began in the position of Chief Executive Officer in 2013, with a base salary of $895,000. Under the new compensation program, effective for 2016, Mr. DiNello received a base salary increase to $1,000,000. This increase reflects the Company’s substantial progress toward achieving its goals during Mr. DiNello’s tenure in terms of profitability and reduction of risk. It also ensures his cash compensation is competitive with that of our peers’ Chief Executive Officers.

Mr. Smith began in the position of Chief Operating Officer in 2013, with a base salary of $700,000. Mr. Smith received an increase to $750,000 in 2015, as a result of market competitiveness and his contributions to the Company, most notably in the areas of expense control and the reduction of risk.

Mr. Figliuolo joined the Company in 2014 as Chief Risk Officer. His initial base salary of $300,000 was increased in 2015 to $375,000 due to market competitiveness and his expanded scope of responsibilities. He took on even more duties in 2015, managing all of compliance and regulatory affairs. His base salary was adjusted in 2016 to $400,012.

Mr. McGuirk joined the Company in December 2014, and was promoted to General Counsel in July, 2015. His base salary for 2015 of $241,000 was increased to $290,000 upon his promotion, and to $295,017 for 2016.

Share Salary. Share salary allowed us to remain competitive in terms of total cash compensation under the TARP structure, while we worked to implement new executive compensation programs. The amount of the share salary was generally determined pursuant to the terms of the NEO’s individual negotiated employment agreement, required approval by the Board, and were reviewed by the Committee for renewal each year. NEOs who joined the Company after we exited TARP in April, 2013 were not eligible for share salaries. Share salaries were originally paid in the form of restricted stock that vested immediately but during 2014, the Company began to pay share salary in cash.

Mr. DiNello received share salary throughout 2015 at the same rate he had in 2014, but Mr. Smith became eligible to receive cash incentives under the Annual Incentive Program in March 2015. As a result, Mr. Smith received share salary only during January and February 2015. Neither Messrs. DiNello nor Smith will receive share salary in 2016.

Annual Incentive Program. Beginning in 2015, we implemented a new annual incentive program for our senior executive officers ("AIP"). The AIP is a performance-based, annual short-term incentive that is payable in cash. The performance metrics under the AIP include: (1) net income goals, weighted at 60 percent, and (2) quality goals, as measured by asset quality, risk management and liquidity targets, weighted at 40 percent. The two metrics are measured independently of one another.

Net income and quality goals for the AIP are established based upon a financial and operational plan that management develops annually for Board approval. The Board approves the plan when it is satisfied that the plan is reasonably designed to enhance shareholder value. By utilizing the goals developed in this plan, the Board believes it is better able to hold management accountable to those goals. Payouts are not made under the AIP unless we meet or exceed the threshold performance.

The AIP provides for a target bonus opportunity, set as a percentage of base salary, as follows: Mr. Smith at 70 percent and Messrs. Ciroli, Figliuolo and McGuirk at 50 percent. Because he received a share salary in addition to his base salary for a portion of 2015, Mr. Smith began participation in the AIP effective March 1, 2015, and therefore his payout for 2015 was prorated accordingly. Because Mr. McGuirk assumed his current position in July 2015, his AIP target for 2015 was adjusted at the time of his promotion and his award was prorated accordingly. Mr. DiNello did not participate in this program in 2015. He became a participant in January, 2016, with a target bonus opportunity of 100 percent. The following table provides information regarding AIP payout potential:

Potential Payout Opportunity under AIP

			Threshold	Target	Maximum
Net Income Component (1)	60% of Award		50%	100%	150%
Quality Component (1)	40% of Award	Asset Quality	20%	100%	150%
		Liquidity	70%	100%	150%
		Management	50%	100%	150%

(1)	Final award percentages interpolated on a linear basis based on actual level of performance between threshold and target, and target and maximum.

"Bonus Shares" and Long Term Incentive Program for Senior Executive Officers. Annual restricted stock grants are designed to incentivize executives to achieve strategic and financial goals that contribute to longer-term shareholder value creation. The Committee believes that long-term restricted stock aligns compensation with shareholder interests because the NEO would receive a benefit if the stock price increases and would also share with shareholders in the loss of value if the stock price decreases.

As reflected in their May 2013 employment agreements, our Chief Executive Officer and our Chief Operating Officer have received restricted stock in the form of "bonus" shares. These "bonus" shares are issued following the end of each calendar year and are vested in accordance with the recipient’s individual performance against pre-established individual goals.

Based upon their significant contributions in 2014, on February 25, 2015, the Committee awarded Messrs. DiNello and Smith "bonus" shares with a grant date fair value of $600,000 and $300,000, respectively, of which 50 percent vested on the grant date and 50 percent vested one year from the grant date. For his extraordinary performance in 2015, the Committee also awarded Mr. DiNello ”bonus” shares on February 17, 2016, with a grant date fair value or $600,000, of which 50 percent vested on the grant date and 50 percent will vest on the anniversary of the grant date.

Mr. Smith did not receive an award of "bonus" shares in 2016 for his performance in 2015 because his employment agreement had been modified in March 2015 to replace those shares with his participation in the long-term incentive program ("LTIP") we implemented for our senior executive officers in 2015. Messrs. Ciroli, Figliuolo and McGuirk also participated in the LTIP in 2015. These officers all received grants of restricted stock units, earned over three years and tied to performance metrics related to return on equity and certain quality metrics.

The LTIP design consisted of 60 percent performance-based restricted stock units and 40 percent time-based restricted stock units. The time-based restricted stock units will vest in three increments: 25 percent on the first and second anniversaries of the grant date, and 50 percent on the third anniversary of the grant date.

The performance-based units were awarded subject to return on equity goals for the two-year performance period, 2015 and 2016. The return on equity goals for the LTIP are established by the Board at a level the Board believes enhances shareholder value.

Assuming the threshold return on equity target is met, participants also have an opportunity to earn up to 10 percent more restricted stock units (except Mr. Smith), or to have the award reduced by 10 percent (including Mr. Smith) if certain quality metrics are also met, including asset quality, risk management and liquidity.  Any performance-based restricted stock units that are awarded will vest one year following the conclusion of the performance period.

In 2015, target awards under the LTIP were based upon a percent of base salary: 70 percent for Mr. Smith and 50 percent for Messrs. Ciroli and Figliuolo. Prior to his promotion, Mr. McGuirk received an LTIP award that was 21 percent of his base salary. Payouts of the performance-based restricted stock units will not be made unless the threshold performance is achieved, as provided in the following table:

Payout Opportunity under LTIP

	Threshold	Maximum
Achievement of Return on Equity	80% of Target	Target
Return on Equity Payout (1)	60%	100%
Quality Modifier (1)	-10% to +10%	-10% to +10%
Total Payout Range	50% to 70%	90% to 110%

(1)	Final award number and percentage vesting are interpolated on a linear basis based on actual level of performance between threshold and maximum.

It is anticipated that LTIP awards will be granted in 2016 at the same award level targets, except that Mr. McGuirk will now have a target award of 50 percent. Awards would be made following the Annual Meeting of Shareholders, and subject to the approval of the 2016 Stock Plan, described in Proposal 4.

Executive Long-Term Incentive Program. In 2015, the Company created a unique compensation program solely for the Chief Executive Officer and the Chief Operating Officer, which was designed to reward them in the event that Flagstar achieves and sustains extraordinary market performance. The Executive Long-Term Incentive Program ("ExLTIP") was included in the May 2013 employments agreements for Messrs. DiNello and Smith, but the form of the program remained under review. The ExLTIP awards were made in the form of restricted stock units under and subject to the terms of the 2016 Stock Plan, which remains subject to shareholder approval. Contingent upon the approval of the 2016 Stock Plan by shareholders at the Annual Meeting, Mr. DiNello was awarded 642,857 restricted stock units and Mr. Smith was awarded 264,884 restricted stock units.

Messrs. DiNello and Smith will fully vest in their awards if, for one-hundred twenty consecutive days, the volume-weighted average price per share of the Company’s common stock ("Common Stock") is $28.00 or more (the "Performance Hurdle"). The Performance Hurdle must be achieved within ten years of the grant date. The vested restricted stock units will pay out in five installments, subject to a "Quality Review," on the date the Performance Hurdle is attained and on each of the four subsequent annual payout dates.

The Quality Review will measure Flagstar’s performance relative to Flagstar’s peer group (listed in the award agreement) with respect to two metrics, asset quality and liquidity, as described more fully in the award agreements. If the measures under the Quality Review are not met, 25 percent of the amount of restricted stock units that would have paid out on that date will be forfeited by the executive and another 25 percent will be held back until the next following payout date, as described more fully in the award agreements. Payouts made under the restricted stock unit awards will be in Company stock, so that Mr. DiNello’s and Mr. Smith’s compensation remains linked to ongoing shareholder value creation.

Supplemental Retirement Pension. Flagstar does not provide any supplemental pension benefits.

Perquisites. In 2015, we provided perquisites that the Compensation Committee believes to be reasonable and consistent with our compensation program to the NEOs. The Compensation Committee believes that these perquisites enabled us to recruit and retain these NEOs. These perquisites primarily include club memberships and automobile allowances.

Severance and Change in Control Benefits. We continue to be subject to regulations that allow us to make severance payments only in very limited circumstances. Under our 2006 Equity Incentive Plan, certain equity awards to our NEOs and other employees accelerate in the event of change in control.

In accordance with their May 2013 employment agreements, Messrs. DiNello and Smith continue to be entitled to an acceleration of the vesting of any "bonus" shares they were already awarded in the event of change in control or termination for any reason. Also, LTIP and ExLTIP awards may accelerate in certain circumstances. For additional information, see Executive Compensation - Potential Payments upon Termination or Change in Control.

Retirement Benefits. This benefit is designed to provide income to employees following retirement. All employees, including all executives, are eligible to participate in our 401(k) plan and, in 2015, we matched up to 50 percent of the first 3 percent of each eligible employee’s annual contribution up to a $3,975 maximum matching contribution.

Health and Welfare Benefits. These benefits are intended to protect against catastrophic expense and includes medical, dental, vision, disability and life insurance. All NEOs are eligible to participate in our health and welfare benefits plan that is available to all employees. In addition, our CEO and COO are entitled to supplemental life and short- and long-term disability coverage.

Risk Assessment

The Risk Committee is responsible for reviewing and overseeing all Company incentive compensation programs. Under the Committee’s purview, our Chief Risk Officer completed an independent risk assessment of the components within each program, identifying risks associated with each component and considering mitigating factors. The findings of this assessment were then presented to the Committee for review. We do not believe that our compensation policies and practices encourage undue risk-taking, or give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable (cash incentive and equity incentive) portions of compensation are designed to reward both annual performance under the AIP and longer-term performance under the LTIP and the ExLTIP. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term best interests.

•
The great majority of our executive management’s incentive compensation is based on the performance of the Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single business unit to the detriment of our Company as a whole.

•
Our senior executives are expected to maintain ownership of a significant amount of our stock, described below in Stock Ownership Guidelines. We believe such ownership incentivizes our executives to consider the long-term interests of our Company and our shareholders, and discourages excessive risk-taking that could negatively impact our stock price.

•	Finally, we maintain a policy, described below in Compensation Claw Back Policy, under which the Board may require executive officers to return incentive compensation under certain circumstances.

Stock Ownership Guidelines

In 2014, the Board adopted new stock ownership requirements for our directors and executive officers and included such requirements in our Corporate Governance Guidelines. Previously, our directors were required to hold 1,000 of our shares, and senior officers were required to hold 100 shares. In 2014, we undertook a benchmarking study and determined that, to align with our peer group at the time (as described in 2015 and 2016 Executive Compensation Decisions, above), we should significantly increase the holding requirements for our directors and senior officers, and we should create more stratification of the requirements for our senior officers. To that end, our CEO is expected to hold equity worth five times his base salary, and our COO is expected to hold equity in us worth three times his base salary. These two officers have until the start of 2019 to achieve those levels. Our directors will be required to accumulate and hold equity worth three times their base cash retainers within a period of five years of issuance of the current Corporate Governance Guidelines or the date they began serving as a director. We also require that our Executive Vice Presidents accumulate equity worth two times their base salaries within seven years from the later of the issuance of the current Corporate Governance Guidelines or the date they began serving as an Executive Vice President.

Compensation Claw Back Policy

In 2014, the Board instituted a claw back policy under which the Company can recoup incentive compensation paid to an executive officer in the event an accounting restatement occurs as a result of material non-compliance under any financial reporting requirements. If the restated results would have afforded a lower incentive payout, the Board may, in its discretion, seek reimbursement of the difference for the three-year period preceding the restated period. Recoupment can include cancellation of unvested equity awards.

Tax and Accounting Implications

The Committee considers financial reporting and income tax consequences when it analyzes the overall level and mix of compensation among individual pay elements. The Committee seeks to balance its objective of ensuring an effective compensation package for the NEOs, regulatory limitations, and the desire to maximize the corporate deductibility of compensation, while at the same time focusing on ensuring an appropriate and clearly articulated relationship with reported earnings and other closely followed financial measures.

We believe that the potential cost of lost tax deductions are justifiable in order for us to effectively motivate and retain key executives and remain competitive with peer financial institutions. For that reason, the Committee and the Board have approved compensation programs for 2016 that are tied to performance that do not allow for the full tax deduction under Section 162(m).

Compensation Committee Report

The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our NEOs, as well as our employees generally. The Committee regularly conducts a broad review of the current compensation program to ensure that it does not subject us to unnecessary or excessive risk or encourage employees to manipulate our earnings, and periodically seeks the assessment of the Chief Risk Officer in that regard.

During our search for a new Chief Risk Officer, the Compensation Committee relied upon the Risk Committee to provide the risk analysis of our compensation programs. Once in place, our Chief Risk Officer met with the Compensation Committee and determined that our compensation program for 2015 was properly structured so as to deter undue risk taking among the NEOs and the business unit managers that report to them.

The Compensation Committee also determined that, based upon an analysis by our Chief Risk Officer, the overall level of incentive compensation that we award is not excessive as compared to incentive compensation awarded to employees of comparable institutions in our selected peer group.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission for the year ended December 31, 2015.

Submitted By THE COMPENSATION COMMITTEE

David J. Matlin, Chairman
John D. Lewis
Peter Schoels

EXECUTIVE COMPENSATION

The following tables, narrative and footnotes discuss the compensation of our NEOs, which include our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and our General Counsel as of December 31, 2015.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary (1)	Bonus	Stock Awards (2)(3)(4)(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation	All Other Compensation		Total
Alessandro P. DiNello President and Chief Executive Officer	2015	$1,552,500	$—	$11,226,400	$—	$—	$239,526	(7)	$13,018,426
	2014	1,495,000	—	600,000	—	—	322,170		2,417,170
	2013	1,351,405	—	825,000	—	—	18,768		2,195,173
Lee M. Smith Executive Vice President and Chief Operating Officer	2015	826,923	—	4,903,500	611,320	—	21,913	(8)	6,363,656
	2014	1,000,000	—	300,000	—	—	119,958		1,419,958
	2013	603,869	—	300,000	—	—	68,896		972,765
James K. Ciroli Executive Vice President and Chief Financial Officer	2015	467,308	—	225,000	311,490	—	35,695	(9)	1,039,493
	2014	173,077	325,000	—	—	—	10,350		508,427
Stephen V. Figliuolo Executive Vice President and Chief Risk Officer	2015	375,000	—	187,500	259,575	—	4,167	(10)	826,242
	2014	150,000	30,000	—	50,000	—	595		230,595
Patrick M. McGuirk (6) Executive Vice President and General Counsel	2015	275,712	—	50,000	162,067	—	3,781	(11)	491,560

(1)	In 2015, certain NEOs received base salaries and share salaries, of which the share salaries were paid in cash.

2015	DiNello	Smith
Base salary	$929,423	$769,231
Share salary	623,077	57,692
Total salary reported above:	$1,552,500	$826,923

(2)
For Messrs. DiNello and Smith, stock awards include equity granted under ExLTIP in the amounts of $10,626,400 and $4,378,500, respectively. These awards are subject to shareholder approval of the proposed 2016 Stock Plan. They will vest only if the Company achieves and sustains extraordinary market performance within ten years of the grant date, and any payouts would be spread over five annual installments. For more information on the ExLTIP awards, see Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

(3)
For Mr. DiNello, stock awards also include "bonus" shares with an economic value of $600,000, which were awarded in 2016 for 2015 performance. The award vested 50 percent immediately upon grant, and the remaining 50 percent will vest on the one year anniversary of the grant date.

(4)
For Messrs. Ciroli, Smith, Figliuolo and McGuirk, stock awards include equity grants made under the LTIP in April 2015, which vests over the next three years based on continued employment and achievement of certain performance factors. Mr. Smith’s LTIP award comprises $525,000 of his stock awards.

(5)
The value of the stock awards is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 to the Company's audited consolidated financial statements for the year ended December 31, 2015 included in Form 10-K filed with the SEC on March 14, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(6)	Mr. McGuirk was promoted to General Counsel on June 29, 2015.

(7)
The amount reflected in this column for Mr. DiNello includes a car allowance of $8,400, group life insurance premiums of $3,701, club dues of $12,274, executive life insurance premium of $211,176 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,975.

(8)	The amount reflected in this column for Mr. Smith includes a car benefit of $5,991, relocation expenses of $607, group life insurance premiums of $561 and club dues of $14,754.

(9)
The amount reflected in this column for Mr. Ciroli includes relocation expenses of $26,219, group life insurance premiums of $1,146, club dues of $4,354 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,975.

(10)	The amount reflected in this column for Mr. Figliuolo includes group life insurance premiums of $1,355 and matching contributions made by the Flagstar Bank 401(k) Plan of $2,813.

(11)	The amount reflected in this column for Mr. McGuirk includes group life insurance premiums of $331 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,451.

Grants of Plan-Based Awards

The table below sets forth information concerning each grant of an equity award made to a NEO in 2015. Such grants consisted of restricted stock units issued under the 2006 Equity Incentive Plan or they consisted of restricted stock units under the proposed 2016 Stock Plan which are contingent on shareholder approval at the Annual Meeting.

Name	Grant Date	All Other Stock Awards: Number of Shares of All Other Units	Grant Date Fair Value of Stock and Option/SAR Awards (1)
Alessandro P. DiNello	02/25/2015	40,789	$600,000	(2)
	10/22/2015	642,857	$10,626,400	(3)
Lee M. Smith	02/25/2015	20,394	$300,000	(2)
	04/06/2015	35,545	$525,000
	10/22/2015	264,884	$4,378,500	(3)
James K. Ciroli	04/06/2015	15,234	$225,000
Stephen V. Figliuolo	04/06/2015	12,695	$187,500
Patrick M. McGuirk	04/06/2015	3,385	$50,000

(1)
The value of these awards is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 to the Company's audited consolidated financial statements for the year ended December 31, 2015 included in Form 10-K filed with the SEC on March 14, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Represents "bonus" shares awarded for prior year’s performance, which are therefore not included on the Summary Compensation Table.

(3)	Represents RSUs which were granted under the ExLTIP on October 22, 2015, and are pending approval of the proposed 2016 Stock Plan at the Annual Meeting.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding option awards and unvested stock awards held by each of our NEOs, if applicable, at December 31, 2015.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Name	Exercisable	Unexercisable
Alessandro P. DiNello	93		$686.00	1/24/2018			(2)
					20,394	$471,305	(3)
					642,857	$10,626,400	(4)
Lee M. Smith					10,197	$235,653	(3)
					264,884	$4,378,500	(4)
					35,545	$821,445	(5)
James K. Ciroli					15,234	$352,058	(5)
Stephen V. Figliuolo					12,695	$293,381	(5)
Patrick M. McGuirk					3,385	$78,227	(5)

(1)	The market value is calculated using our closing stock price on December 31, 2015, of $23.11, except as otherwise noted.

(2)
Represents stock appreciation rights ("SAR") issued on January 24, 2008, which vested in annually in four equal parts beginning January 24, 2009 through January 2012. These SARs are required to be settled in cash.

(3)	Represents RSUs granted on February 25, 2015, which vested on February 25, 2016.

(4)
Represents RSUs which were granted under the ExLTIP on October 20, 2015, and are pending approval of the proposed 2016 Stock Plan. Market value of the ExLTIP awards cannot be readily ascertained, given that there is no threshold performance level for the program and that payouts, if any, would vary based upon stock price at the time of the annual installments. Grant date fair value is therefore utilized as a proxy for market value, as it takes into account the probability of a payout as well as potential fluctuations in the stock price over the life of the payouts. Grant date fair value of these awards is calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 to the Company's audited consolidated financial statements for the year ended December 31, 2015 included in Form 10-K filed with the SEC on March 14, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(5)
Represents RSUs granted on April 6, 2015, of which 60 percent vests after three years, subject to the achievement of certain performance factors The remaining 40 percent vests in three installments: (a) 25 percent on the first anniversary of the grant date, (b) 25 percent on the second anniversary of the grant date, and (c) the remaining 50 percent on the third anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of our NEOs, if applicable, during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting	Value Realized On Vesting (1)
Alessandro P. DiNello	—	$—	39,889	$586,767
Lee M. Smith	—	$—	17,286	$254,277

(1)	Value realized for these awards is based upon a stock price of $14.71, which was the average of the high and low trading price on the February 25, 2015 vesting date.

Employment Agreements

Alessandro P. DiNello. Mr. DiNello joined the Company in 1979 and, since that time, served in a variety of senior management roles. On May 16, 2013, the Company entered into an agreement for Mr. DiNello to serve as President and Chief Executive Officer subject to the receipt of regulatory non-objection from the OCC and the Federal Reserve, which was received. Mr. DiNello’s compensation was governed by the terms of that employment agreement until it was amended on October 22, 2015.

Mr. DiNello’s original employment agreement provided for an annual base salary of $895,000 and a share salary of $600,000 for the initial term. Mr. DiNello’s base salary and share salary were subject to the Board’s annual review.

In addition, after the end of each calendar year, Mr. DiNello is entitled to an additional number of "bonus" shares of the Company's common stock having a fair market value of $600,000, subject to increase or decrease at the discretion of the Board. Any such restricted shares vest in accordance with the Board’s evaluation of Mr. DiNello’s performance against his individual goals for the prior fiscal year, except that these restricted shares would become vested in full upon Mr. DiNello’s termination from employment for any reason.

Mr. DiNello’s employment agreement was amended effective October 22, 2015 in an effort to implement a post-TARP compensation structure that better aligned his compensation with company performance and market-competitive pay. Under the amended employment agreement, effective January 1, 2016, Mr. DiNello’s annual base salary was adjusted to $1,000,000. Flagstar curtailed the payment of Mr. DiNello’s share salary at the end of 2015, and commencing with the Company’s 2016 fiscal year, Mr. DiNello became eligible to receive annual incentive awards with a target level of 100 percent of his base salary based upon performance targets for the Company. The annual award will be payable in accordance with the terms and conditions of the Company's annual incentive program.

The amended agreement also provided that Mr. DiNello was eligible to participate in the Executive Long Term Incentive Program ("ExLTIP"), subject to the terms of his award letter of October 22, 2015. On that date, Mr. DiNello received a one-time ExLTIP award of 642,857 restricted stock units which will pay out only if the Company achieves and sustains extraordinary market performance. The structure and the rationale for the creation of the ExLTIP is discussed above, in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

If Mr. DiNello’s ExLTIP award vests, he will no longer be entitled to receive "bonus" shares, as described in the amendment, but shall then become eligible to receive an annual long-term equity based award with a target level of 100 percent of his base salary in accordance with the Company’s long-term incentive program.

Unchanged by the 2015 amendment, Mr. DiNello remains entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. In addition, the agreement also provided Mr. DiNello the right to receive relocation assistance not to exceed $100,000 (which was paid in 2014), a monthly car allowance, company-paid supplemental life insurance and short- and long-term disability insurance.
Lee M. Smith. The Company entered into an employment agreement with Mr. Smith at the time he was hired to serve as the Chief Operating Officer of the Company, subject to the receipt of regulatory non-objection from the OCC, which was received. Mr. Smith’s compensation was governed by the terms of that employment agreement until it was amended on March 2, 2015, and again on October 22, 2015.

Mr. Smith’s original employment agreement provided for an annual base salary of $700,000 and a share salary of $300,000 for the initial term, all of which was subject to the Board’s annual review. In addition, after the end of each calendar year, Mr. Smith was entitled to an additional number of "bonus" shares of the Company's common stock having a fair market value of $300,000, subject to increase or decrease at the discretion of the Board. Any such restricted shares vested in accordance with the Board’s evaluation of Mr. Smith’s performance against his individual goals for the prior fiscal year, except that these restricted shares would become vested in full upon Mr. Smith’s termination from employment for any reason.

Mr. Smith’s employment agreement was first amended effective March 2, 2015. Under the amended agreement, Mr. Smith was immediately entitled to an increased annual base salary of $750,000. Mr. Smith also became eligible to receive an annual incentive award with a target level of 70 percent of his base salary based upon performance targets for the Company. Additionally, the amended agreement provided that Mr. Smith was eligible to receive an annual long-term equity-based award with a target level of 70 percent of his base salary. To that end, Mr. Smith was awarded 14,218 restricted stock units on April 6, 2015.

The annual and long-term incentive awards will be payable in accordance with the terms and conditions of the Company's annual incentive program(s) and long-term incentive programs, and award agreements evidencing long-term incentive awards. These annual and long-term incentive opportunities replaced the share salary and "bonus" shares provided for in his original agreement. All other provisions of Mr. Smith’s original employment agreement remained unchanged.

Mr. Smith’s employment agreement was amended for a second time effective October 22, 2015. The purpose of this amendment was to include the terms of the one-time long-term incentive award granted under the ExLTIP, which was awarded on October 22, 2015 subject to the terms of his award letter of that date. Under the ExLTIP Award Agreement, Mr. Smith received 264,884 restricted stock units, which will pay out if the Company achieves and sustains extraordinary market performance. The structure and the rationale for the creation of the ExLTIP is discussed above, in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program. Mr. Smith remains eligible for awards under the Company’s long-term incentive program at a target of 70 percent of his base salary.

All other provisions of Mr. Smith’s original employment agreement and amendment of March 2, 2015 remain unchanged. Mr. Smith continues to be entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. In addition, the agreement also provides Mr. Smith the right to receive relocation assistance not to exceed $100,000 (most of which was paid prior to 2015), a monthly car allowance, company-paid supplemental life insurance (which Mr. Smith waived) and short- and long-term disability insurance.

Messrs. Ciroli, Figliuolo and McGuirk do not have employment agreements with the Company.

Pension Benefit for Fiscal Year 2015

None of the NEOs have pension benefits.

Potential Payments Upon Termination or Change in Control

Our NEOs are not entitled to receive cash payments upon termination or change in control, but may be entitled to acceleration of certain equity awards pursuant to their employment agreements and the terms of their award agreements.

Bonus Shares. Pursuant to his employment agreement, in the event of termination for any reason, Mr. DiNello is entitled to receive a pro-rata portion of "bonus" shares for any partial year of employment for which such shares would be awarded. He is also entitled to immediate vesting of all awarded but unvested "bonus" shares in the event of a change in control, if he is terminated for any reason, or upon his death or disability.

ExLTIP. Awards to Messrs. DiNello and Smith under the ExLTIP may become payable in the event of a change in control, death or disability (each, a "Trigger Event"). If a Trigger Event occurs after the Performance Hurdle is met, the awards will be immediately payable in their entirety without regard to the "quality review," but if not, a portion of the awards may vest and become immediately payable without regard to a "quality review" if the share price has achieved specified levels at the time of the Trigger Event. In addition, if Messrs. DiNello or Smith retire after age 65 plus ten years of service, and that retirement occurs after the Performance Hurdle is met, they are entitled to continued or accelerated payout under the ExLTIP. For further information about the ExLTIP, see Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

LTIP. The vesting of the LTIP awards received by Messrs. Smith, Ciroli, Figliuolo and McGuirk would be accelerated in the event of a change in control, death or disability. In any of those events, all of the awardees’ time-based restricted stock units would immediately vest in full, and all performance-based restricted stock units would immediately vest at the target performance levels.

Equity awards are additionally subject to the termination and change in control benefits set forth in the 2006 Equity Incentive Plan or the 2016 Stock Plan, as applicable.

In addition, in connection with the Bank’s procurement of Bank Owned Life Insurance, our NEOs who are still employed with us at the time of their death would be entitled to death benefit of two times their base salary.

The following table summarizes the acceleration of equity awards upon a change in control, death or disability. For purposes of award levels and assigning value, the presentation assumes the accelerating event had occurred on December 31, 2015.

Name	Unvested LTIP Shares	LTIP Dollar Value (1)	Unvested Bonus Shares (2)	Bonus Shares Dollar Value (3)	ExLTIP Shares	ExLTIP Dollar Value (4)	Total Dollar Value (5)
Alessandro P. DiNello	—	$—	20,394	$471,305	642,857	$4,951,647	$5,422,952
Lee M. Smith	35,545	$821,445	10,197	$235,653	264,884	$2,040,286	$3,097,384
James K. Ciroli	15,234	$352,058	—	$—	—	$—	$352,058
Stephen V. Figliuolo	12,695	$293,381	—	$—	—	$—	$293,381
Patrick M. McGuirk	3,385	$78,227	—	$—	—	$—	$78,227

(1)	Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2015 of $23.11.

(2)	For "bonus" shares only, acceleration would also occur upon termination for any reason.

(3)	Represents the value after acceleration of outstanding unvested "bonus" shares based on our closing stock price on December 31, 2015 of $23.11.

(4)
Represents the one-third of the RSUs which would have vested on December 31, 2015, because the stock had not attained a price of $26.00 at the time of the accelerating event. Assumes a stock price of $23.11 based on our closing stock price on December 31, 2015.

(5)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to the NEOs in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time been an officer or employee of us or our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled Certain Transactions and Business Relationships. No member of the Compensation Committee had any other relationship with us during 2015 requiring disclosure as a related party transaction. During 2015, none of our executive officers served as a member of another entity's compensation committee, one of whose executive officers served on our Compensation Committee or was a director of ours, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

We and our subsidiaries regularly monitor transactions with our directors and executive officers and members of their immediate families for regulatory reporting purposes. The policies and procedures adopted by us and our subsidiaries include: (i) a written policy requiring compliance with the requirements of Regulation O, including the prompt reporting of extension of credit to the Board; (ii) a Code of Ethics and Conduct that governs potential conflicts of interest; and (iii) an Audit Committee charter that requires the Audit Committee to conduct a review of related party transactions in order to ensure that such transactions are on substantially the same terms as those prevailing for comparable transactions with non-affiliated persons or are otherwise fair to and in the best interests of us and our subsidiaries.

We and our subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. Each of the following business transactions conformed with the policies and procedures of ours and our subsidiaries, and it is the belief of management that such loans or transactions neither involved more than the normal risk of collection nor presented other unfavorable features.

David L. Treadwell is a member of our Board. He is also an investor in, and serves as the Chairman of the Board of Managers of, Grow Michigan LLC, a $60 million public welfare loan fund. In July 2014, the Bank’s Audit Committee and Board of Directors reviewed and authorized a Community Reinvestment Act-qualified investment in Grow Michigan of up to $5 million. The Bank entered into an Operating Agreement for a maximum funding commitment of $2.5 million. During 2015, the Bank disbursed $603,622 to Grow Michigan.

In addition to the transactions listed above, certain directors and executive officers of us and our subsidiaries, and members of their immediate families, were indebted to the Bank as customers in connection with mortgage loans and other extensions of credit by the Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. None of these loans have involved more than the normal risk of collection nor presented other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. We recently discovered that the initial Form 3 filing by Mr. DiNello when he became Executive Vice President and Chief Administrative Officer in January 2013 omitted shares he held in an Individual Retirement Account. At the same time, we learned that Mr. DiNello's transfer of six shares to his wife's trust had not been reported in March of 2013. A Form 3/A and a Form 4 correcting these inadvertent errors were filed on January 27, 2016. Other than the foregoing, based solely on our review of copies of such reports received by us or written representations from certain reporting persons, no annual report of change in beneficial ownership is required and we believe we are in compliance with Section 16(a).

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited financial statements with management and with our independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board ("PCAOB").
In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers' communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers any relationships that may impact the independent registered public accounting firms' objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Jay J. Hansen, Chairman
James A. Ovenden
David L. Treadwell

Fees of Independent Registered Public Accounting Firm

Since March 16, 2015, the Company has engaged PricewaterhouseCoopers ("PwC") as our independent registered public accounting firm for the year ended December 31, 2015. The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the year ended December 31, 2015, and the Company's previous independent registered public accounting firm, Baker Tilly Virchow Krause, LLP ("Baker Tilly"), for the years ended December 31, 2015 and 2014 and fees billed for other services rendered during those periods.

	PricewaterhouseCoopers	Baker Tilly
	2015	2015	2014
Audit fees (1)	$3,042,951	$1,049,743	$1,703,851
Audit related fees (2)	260,000	26,250	38,925
Tax fees (3)	57,226	—	—
All other fees (4)	353,842	196,680	108,342
Total fees paid	$3,714,019	$1,272,673	$1,851,118

(1)
Comprised of professional services rendered in connection with the regular annual audit of our financial statements, and fees related to additional audit services provided in connection with the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q for the years indicated. Amounts also include fees for the audit of the Company’s internal control over financial reporting, as promulgated by Section 404 of the Sarbanes-Oxley Act.

(2)
Audit related fees are for professional services related to the audit of our employee benefit plans and S-8 filing performed by Baker Tilly and a HUD compliance audit performed by PwC. Also includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(3)	Tax Fees include fees for tax research and tax advice.

(4)	Other service fees are for professional services related to an internal control engagement performed by Baker Tilly. Also includes fees for any services not included in the first three categories.

The Audit Committee has concluded that the provision of services covered under the caption "All Other Fees" is compatible with PricewaterhouseCoopers maintaining its independence. None of the hours expended on PricewaterhouseCoopers' engagement to audit the consolidated financial statements for the year ended December 31, 2015, were attributable to work performed by persons other than PricewaterhouseCoopers' employees.

The Audit Committee utilizes the Flagstar Bancorp, Inc. Audit Committee Pre-Approval Policy (the "Pre-Approval Policy"), which requires the committee to pre-approve audit and other services performed by the independent registered public accounting firm and confirm that such services do not impair the independent registered public accounting firms' independence. In 2015, all of the fees paid to our independent registered public accounting firm and the Company's previous independent registered public accounting firm were pre-approved by the Audit Committee.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2016.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Board is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. After doing so, it may retain that firm or another without re-submitting the matter to our shareholders. Even if the shareholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Required Vote and Board Recommendation

The selection of our independent registered public accounting firm will be ratified if a majority of the votes cast on this proposal are voted in favor of ratification.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we request that our shareholders cast a non-binding, advisory vote to approve the compensation of our named executive officers ("NEOs") identified in the section titled Compensation Discussion and Analysis set forth above in this Proxy Statement.

Our focus is to provide a compensation program that contributes to our strong pay for performance and long-term shareholder value orientation, supports our financial and strategic goals, complies with regulatory requirements, and discourages unnecessary and excessive risk-taking that could threaten our and our shareholder's interests. As we develop and execute our corporate strategies, our objective is achieving sustainable profits and growth with superior shareholder returns over the long term. In fiscal year 2015, our NEOs made and effectively managed the execution of key business and strategic decisions that enhanced our financial and operational performance in a safe and sound manner.

Details concerning how we implement our compensation philosophy and structure our compensation programs are provided in the Compensation Discussion and Analysis section above. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and our performance. During 2015, we began to deploy a new compensation structure for our NEOs, which we believe better reflects our pay-for-performance philosophy, offering competitive total compensation opportunities and rewarding financial results that drive shareholder value, as described in detail in the Compensation Discussion and Analysis section this Proxy Statement.

In light of the foregoing, we ask that shareholders vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's NEOs, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures."

Required Vote and Board Recommendation

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is advisory and therefore not binding on us, the Compensation Committee or the Board, we value the opinions of our shareholders. Accordingly, the Board will take the results of this vote under advisement and will consider our shareholders' concerns when making future decisions regarding our executive compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE FLAGSTAR BANCORP, INC. 2016 STOCK AWARD AND INCENTIVE PLAN

Introduction

We are asking that shareholders approve the 2016 Stock Award and Incentive Plan (the "2016 Stock Plan"), which is attached to this proxy as Appendix A. Our Board of Directors approved the 2016 Stock Plan on October 20, 2015, subject to regulatory approval, which we received on October 22, 2015, and subject to the approval of our shareholders.

The 2016 Stock Plan is an "omnibus" plan authorizing a variety of equity award types as well as cash annual and long-term incentive awards. The 2016 Stock Plan is similar in scope to the 2006 Equity Incentive Plan, as amended (the "2006 Plan"). We intend that the 2016 Stock Plan, once approved by the shareholders, will replace the 2006 Plan under which no awards may be made after May 2016.

Under the 2016 Stock Plan, the Compensation Committee (the "Committee") would be authorized to make awards with respect to up to 3,000,000 shares of the Company’s common stock. We have not asked for additional authorized shares for an equity plan since 2011.

Unused shares from the 2006 Plan will not be carried forward to the 2016 Stock Plan.

The Board and its Committee seek to use the 2016 Stock Plan to help us:

•	Attract, retain, motivate and reward employees, non-employee directors and other persons who provide substantial services to Flagstar and its affiliates.

•	Provide equitable and competitive compensation opportunities.

•	Incentivize outstanding Company and individual performance with appropriate limitations on risk.

•	Promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of Flagstar. Therefore, they view the 2016 Stock Plan as a key part of our overall compensation program.

The 2016 Stock Plan incorporates best practices in corporate governance as to stock awards in that it:

•
Limits the awards denominated in shares of stock to any participant in any fiscal year to no more than 800,000 shares, and awards denominated in cash during any fiscal year of an amount not to exceed $8 million.

•
Limits the maximum grant-date fair value of stock-denominated awards to any non-employee director in any fiscal year to $400,000, except that the limit for a non-employee chairman of the board or lead director is $800,000.

•	Provides for "double trigger" vesting only upon a change in control that results in termination, to the extent permitted by banking regulation.

•	Requires that any merger, consolidation, recapitalization, or reorganization of the Company be consummated in order for it to constitute a change in control.

•
Includes a restriction providing that, without shareholder approval, we will not amend or replace options or stock appreciation rights ("SARs") previously granted under the 2016 Stock Plan in a transaction that constitutes a repricing.

•	Provides that no term of an option or SAR can provide for automatic "reload" grants of additional awards upon exercise.

•	Prohibits personal loans to a participant for payment of the exercise price or withholding taxes relating to any equity award.

•
Provides that upon exercise of an option or SAR (or portion thereof), the number of shares deemed to be delivered will be the full number of shares of stock underlying the option or SAR (or portion thereof) then exercised, regardless of any net delivery of shares of stock or withholding of shares of stock for taxes.

Shares to be Available under Our Equity Compensation Plans

Following is information on the total number of shares available under our existing equity compensation plan and unissued shares deliverable under outstanding options and restricted stock units as of the end of the last fiscal year.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by security holders (3)	445,528	$80.00	437,402
Equity compensation plans not approved by security holders (4)	—	—	—
Total	445,528	$80.00	437,402

(1)
Weighted average exercise price is calculated including RSUs, which for this purpose are treated as having an exercise price of zero. If calculated solely for options and stock appreciation rights that have an exercise price, the weighted exercise price of outstanding options, warrants and rights at December 31, 2015 was $16.36. In our Form 10-K filed with the SEC on March 19, 2016, we inadvertently stated $80.00 instead of $16.36 in this footnote. The $16.36 is the corrected figure.

(2)
If the 2016 Stock Plan is approved by shareholders, these shares will remain in the 2006 Plan, and will not be available for equity awards pursuant to the terms of the proposed 2016 Stock Plan. This footnote appeared in the Form 10-K filed with the SEC on March 14, 2016, but was inadvertently noted to Equity compensation plans not approved by security holders, which has been corrected in this table.

(3)	See Note 20 of the Consolidated Financial Statements, in Item 8. Financial Statements and Supplementary Data, herein, for additional information regarding the 2006 Plan.

(4)
The amounts in this row have been modified from the table in the Form 10-K filed with the SEC on March 14, 2016, which inadvertently included the 907,741 in shares awarded under the ExLTIP, that are subject to shareholder approval of the 2016 Plan at the Annual Meeting.

The following table shows the aggregate number of shares subject to currently outstanding equity awards under the 2006 Plan (our only current equity award plan) as of March 28, 2016, together with the shares that will be subject to outstanding awards and available for future awards if, at that date, the 2016 Stock Plan were approved by shareholders and effective. We refer to the shares subject to outstanding awards and available for future equity awards as "overhang." If this proposal is approved, no further awards will be granted under the 2006 Plan and the currently available shares will not transfer to the 2016 Stock Plan. Nevertheless, awards will remain outstanding under the 2006 Plan and shares may be recycled in some cases if shares are not delivered to a participant under such awards:

Plan	Number of Shares and Percentage Outstanding
Existing 2006 Plan:
Shares subject to outstanding awards (1)	791,848
Proposed 2016 Stock Plan:
Shares subject to outstanding awards (2)	907,741
Shares to be available for future awards (3)	2,092,259
Total share "overhang"	3,791,848
Percentage of outstanding shares (diluted) (4)	6.28%

(1)
Includes (i) 51,758 outstanding stock options with a weighted average exercise price of $80.00 and a weighted average remaining term of five years and (ii) 49,384 outstanding shares of restricted stock and 319,614 RSUs with a weighted average remaining term of 2.05 years (other terms of these awards are discussed above).

(2)
Represents RSUs granted under the ExLTIP, subject to shareholder approval of the 2016 Plan. The terms of the ExLTIP and these RSUs are discussed in more detail above in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program. The weighted average remaining term of the RSUs is 9.66 years.

(3)
Assuming shareholder approval of the 2016 Plan, the number of shares available for future awards would be the number set forth in this table. The shares would be available for all types of awards contemplated by the 2016 Plan.

(4)
Outstanding shares (the denominator in this calculation) include all common stock outstanding at March 28, 2016, plus the potential dilution from issuance of shares reserved for outstanding awards under the 2006 Plan and 2016 Stock Plan and available for future awards under the proposed 2016 Stock Plan.

Our overhang and shareholder dilution figures compare very favorably with our peer group.

Overview of 2016 Stock Plan Awards

The 2016 Stock Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights ("SARs");

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•
deferred stock, a contractual commitment to deliver shares at a future date; the award may or may not be subject to a risk of forfeiture (we generally refer to forfeitable deferred stock as "restricted stock units," but may be called "stock units," "phantom shares" or by another name);

•	other awards based on common stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.

Reasons for Shareholder Approval

We seek approval of the 2016 Stock Plan by shareholders so that we have the authority to make equity grants to our executives in accordance with NYSE listing requirements, and to meet requirements of tax law to help preserve our ability to claim tax deductions for performance-based compensation paid to executive officers. In addition, the Board regards shareholder approval of the 2016 Stock Plan as desirable and consistent with corporate governance best practices.

Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1.0 million in a given year paid to the chief executive officer and up to three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. "Performance-based" compensation that meets certain requirements is not counted against the $1.0 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2016 Stock Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption Performance-Based Awards. Shareholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m). Shareholder approval of the performance goal inherent in options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m). In addition, shareholder approval of the 2016 Stock Plan will be deemed to include approval of the eligibility terms and the per-person limits on equity awards and cash incentive awards, in order that such awards can qualify as performance-based compensation under Section 162(m).

Description of the 2016 Stock Plan

The following is a brief description of the material features of the 2016 Stock Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2016 Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Shares Available Under the 2016 Stock Plan. Under the 2016 Stock Plan, 3,000,000 shares would be reserved for delivery to participants, plus any shares subject to an outstanding award under the 2006 Plan that are recaptured, as described below. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2016 Stock Plan. The shares reserved may be used for any type of award under the 2016 Stock Plan.

The 2016 Stock Plan applies the following rules for counting shares and recapturing shares not delivered in connection with 2016 Stock Plan awards and 2006 Plan awards that remain outstanding: Shares actually delivered to participants in connection with an award will be counted against the number of shares reserved under the 2016 Stock Plan. Shares will remain available for new awards if an award under the 2016 Stock Plan or the 2006 Plan expires, is forfeited, canceled, or otherwise terminated without delivery of shares or is settled in cash. Upon exercise of an option or SAR for shares, the number of shares deemed to be delivered under the 2016 Plan will be the full number of shares underlying the exercised award, regardless of any net delivery or any withholding of shares for taxes. Shares withheld from an award other than an option or SAR (sometimes referred to as a "full-value award") in payment of taxes will not be deemed to have been delivered and therefore will be available for future grants. Under the 2016 Stock Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2016 Stock Plan. Shares delivered under the 2016 Stock Plan may be either newly issued or treasury shares.

On March 28, 2016, the closing price of Flagstar's common stock on the New York Stock Exchange was $20.98 per share.

Per-Person Award Limitations. The 2016 Stock Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m). Under this annual per-person limitation, no participant may in any fiscal year be granted share-denominated awards of all types under the 2016 Stock Plan relating to more than 800,000 shares. In the case of cash-denominated awards, the 2016 Stock Plan limits performance awards, including any annual incentive award that may be earned by a participant, to $8 million in any fiscal year. If such an award has a multi-year performance period, this limit will apply proportionately over the performance period (unless the Committee specifies allocation of the limit in proportion to the rate at which the award can be earned). The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards and vice versa. In the case of a non-employee director of the Company, additional limits apply such that the maximum grant-date fair value of share-denominated awards granted in any fiscal year will be $400,000, except that this limit for a non-employee Chairman of the Board or Lead Director will be $800,000. The limit for non-employee directors does not apply if the director elected to forego cash fees in exchange for the award, and the fees given up equal or exceed 100 percent of the fair market value of the award. All of these limits apply only to awards under the 2016 Stock Plan, and do not limit our ability to enter into compensation arrangements outside of the 2016 Stock Plan.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations (including annual per-person limits) are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the common stock. We are also obligated to adjust outstanding equity awards (and share-related performance terms, such as share-price targets) upon the occurrence of these types of events to preserve, without enlarging, the rights of Plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

Eligibility. Employees of Flagstar and its affiliates, including officers, non-employee directors of Flagstar, and consultants and others who provide substantial services to Flagstar and its affiliates, are eligible to be granted awards under the 2016 Stock Plan. As of March 28, 2016, approximately 125 persons would be potentially eligible for awards under the 2016 Stock Plan.

Administration. The Committee administers the 2016 Stock Plan, except that the Board may itself act to administer the 2016 Plan, and the Board will approve awards to non-employee directors. References to the "Committee" here mean the Committee or the full Board exercising authority with respect to a given award. The 2016 Stock Plan provides that the composition and governance of the Committee is established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2016 Stock Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will become vested or exercisable or be settled, including performance conditions that may be required for the award to be earned, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2016 Stock Plan, and make all other determinations that may be necessary or advisable for the administration of the 2016 Stock Plan.

Nothing in the 2016 Stock Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2016 Stock Plan. The 2016 Stock Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without participation by the Committee. The 2016 Stock Plan provides that members of the Committee and the Board will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the Plan.

Stock Options and SARs. The Committee is authorized to grant options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated exercise price. The exercise price of an option or SAR is determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The maximum term of an option or SAR is ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unvested or unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. SARs may be exercisable for shares or for cash, as determined by the Committee, and the method of exercise and settlement and other terms of SARs will be determined by the Committee.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of restricted stock units. The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or, if the award does not have performance conditions, non-forfeitable) will be paid or accrue if authorized by the Committee, as further described below.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2016 Stock Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	revenues, interest income, net interest income or non-interest income;

•
earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or any items that are of an unusual nature and/or any items that indicate infrequency of occurrence or special items;

•	pre-tax income, net income, or net income per common share (basic or diluted), operating income or gross profit;

•	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

•
bank regulatory agency metrics relating to financial strength, soundness, management or control of risk, stress test outcomes, and regulatory compliance, including CAMELS rating and bank regulatory and other third-party ratings of financial strength, soundness, and governance, including meeting conditions that result in reduced regulatory restrictions or other more favorable regulatory status;

•	interest expense;

•	net economic profit (operating earnings minus a charge for capital) or economic value created;

•	operating margin, profit margin, efficiency ratio, expense/deposit ratios and equity/assets ratios;

•	shareholder value creation measures, including stock price or total shareholder return;

•	dividend payout levels, including as a percentage of net income;

•	expense targets, cost containment, cost reduction, working capital targets, or operating efficiency;

•	loan originations or volume, provisions for loan losses and management of non-performing loans and loan losses;

•	gross dollar volume, deposits, market share, geographic or other targeted market expansion;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; or

•
other strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, completion of capital-raising and borrowing transactions, capital management, total market capitalization, enterprise value, business retention, new product development, customer satisfaction, employee satisfaction, internal accounting controls, risk management objectives, management of employment practices and employee benefits, supervision of information technology, litigation-related milestones, goals related to capital structure and goals relating to acquisitions or divestitures of Affiliates or joint ventures.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other way as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period. If the Committee has specified at least one performance goal that qualifies an award as performance-based under Section 162(m), the Committee may specify other performance goals or criteria (whether or not in the above list) as a basis for its exercise of negative discretion with respect to the award.

Vesting, Forfeitures, and Related Award Terms; Change in Control. The Committee has discretion in setting the vesting schedule of options, SARs, restricted stock, deferred stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options, SARs and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Upon a "Change in Control," the Committee can allow awards to remain outstanding or be assumed by a successor. This could include converting awards to become a right to receive the cash or property received by shareholders in the Change in Control. If awards continue or are assumed without an acceleration of vesting, the participant will have "double-trigger" protection if permitted by applicable law. If, however, the Committee does not provide for awards to be continued or assumed, or if double-trigger protective terms are barred by law or regulation at the time of the Change in Control, the awards will immediately vest and become exercisable or otherwise be paid out. In such case, if options or SARs are not "in-the-money," they will be canceled with no consideration paid to the participant.

"Double-trigger" protection means that if the participant is terminated by the Company not for cause or terminated by the Participant for "Good Reason" within one year after the Change in Control, vesting will accelerate, with performance goals for any performance-based award met at higher of actual performance (projected for the full performance period) or target level. "Good Reason" is defined as a material adverse change in participant duties or titles, a material reduction in salary or annual incentive opportunity or relocation of work by 30 miles, if not consented to by the participant. Double-trigger protections may not be available for certain senior executive officers

"Change in Control" is defined in the 2016 Stock Plan as the occurrence of one of the following events:

•
a person (including a group) acquires Flagstar securities resulting in beneficial ownership of 35 percent or more of voting power, except that this does not apply to a person that is a 35 percent or greater beneficial owner at the effective date of the 2016 Stock Plan;

•
consummation of a merger or similar transaction after which pre-transaction owners have less than 50 percent beneficial ownership, or sale of substantially all assets or dissolution/liquidation of Flagstar; or

•
directors serving at the grant date of an award and those elected thereafter with approval of two-thirds of such continuing directors (excluding directors elected due to a proxy contest) cease to be a majority of the Board.

The Committee can provide for different or additional Change in Control terms in award agreements. In this regard, the provisions of the ExLTIP relating to Change in Control are described above under the caption Executive Compensation - Potential Payments Upon Termination or Change in Control.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2016 Stock Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2016 Stock Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than ISOs on a case-by-case basis, but such transfers may not be to third parties for value.

The 2016 Stock Plan authorizes the Committee to provide for forfeiture of awards and recoupment or "claw back" of award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of our business, or adhering to standards of conduct in the preparation of financial statements and reports filed with the Securities and Exchange Commission, and for similar forfeitures if the attained level of performance was based on material inaccuracies in the financial or other information. Each award under the 2016 Stock Plan will be subject to our claw back policy, as in effect at the time of grant of the award. Awards under the 2016 Stock Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2016 Stock Plan, awards under our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property subject to the requirement that repricing of underwater options and SARs must be approved by shareholders. The Committee also may grant awards in addition to and in tandem with other types of awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by shareholders.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable, except as noted below for performance-based awards. Rights to dividend equivalents may be granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents relating to a performance-based award will be earnable only upon the achievement of the performance goals applicable to the award.

Amendment and Termination of the 2016 Stock Plan. The Board may amend, suspend, discontinue, or terminate the 2016 Stock Plan or the Committee's authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under rules of the New York Stock Exchange or other stock exchange on which our stock may then be listed, and except as explained above regarding repricing. New York Stock Exchange listing rules applicable to the Company require shareholder approval of material modifications to plans such as the 2016 Stock Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments that might increase the cost of the 2016 Stock Plan or broaden eligibility. The Committee can adopt amendments pertaining to matters within the scope of the Committee’s authority under its charter, but subject to shareholder approval to the same extent as a Board amendment. Unless earlier terminated, the authority of the Committee to make grants under the 2016 Stock Plan will terminate ten years after shareholder approval of the 2016 Stock Plan, and the 2016 Stock Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2016 Stock Plan

We believe that, under current law, 2016 Stock Plan awards typically would have U.S. Federal income tax consequences as follows:

Generally, the grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that qualifies as an ISO, except that the alternative minimum tax may apply. A participant exercising an option that is not an ISO generally must recognize ordinary income equal to the excess of the fair market value of the option shares on the date of exercise minus the aggregate exercise price paid. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Upon a disposition of ISO shares that the participant has held for the applicable holding periods (two years from the grant of the ISO and one year from the exercise), the participant will recognize no ordinary income. For all options, a participant's sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise (or upon sale of the option shares in the case of an ISO). A participant's sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

The above discussion applies to options and SARs that have terms causing them not to be deferral arrangements under Code Section 409A, with the shares delivered upon exercise being freely transferable and non-forfeitable (we expect that these will be the usual terms of options and SARs).

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability and substantial risk of forfeiture applies to shares or property distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if an award of restricted stock units has not yet vested, or the receipt of cash or shares under a vested award has been validly deferred, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. We can claim a tax deduction equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other restricted property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2016 Stock Plan, options and SARs granted with an exercise price or base price at least equal to 100 percent of fair market value of the underlying stock at the date of grant (as required by the 2016 Stock Plan), performance awards to employees the Committee expects to be named executive officers at the time compensation is received and certain other awards that are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2016 Stock Plan will be fully deductible under all circumstances. In addition, other awards under the 2016 Stock Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, may not be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2016 Stock Plan. This discussion is intended for the information of shareholders considering how to vote at the 2016 Annual Meeting and not as tax guidance to participants in the 2016 Stock Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement and other circumstances. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2016 Stock Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2016 Stock Plan

Awards under the 2016 Plan will be granted at the discretion of the Committee, and therefore the type, number, recipients, and other terms of such awards generally cannot be determined at this time, except as explained below. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under the 2006 Plan is presented in Executive Compensation and discussed in our Compensation Discussion and Analysis elsewhere in this Proxy Statement, and further information is presented in our financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement.

The Board of Directors and Compensation Committee adopted the Flagstar Bancorp, Inc. Executive Long-Term Incentive Program or ExLTIP on October 20, 2015, a program implemented under the 2016 Stock Plan, and granted ExLTIP awards to two senior executive officers on October 22, 2015. The ExLTIP and those awards are subject to shareholder approval of the 2016 Stock Plan. The ExLTIP provides for performance-based compensation, in the form of restricted stock units that pay out only if Flagstar achieves and sustains extraordinary market performance. The restricted stock units will fully vest if, for 120 consecutive days, the volume-weighted average price per share of the Company’s common stock is $28.00 or more (the "Performance Hurdle"). The Performance Hurdle must be achieved within ten years of the grant date. The restricted stock units, if earned, will pay out in five installments, subject to a satisfactory "Quality Review," on the date the Performance Hurdle is attained and on each of the four subsequent annual payout dates. To vest, the participants must be employed with the Company or its affiliate on the Performance Hurdle date. The terms of the ExLTIP and the restricted stock units granted in October 2015 are discussed in greater detail above in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program and Executive Compensation - Potential Payments Upon Termination or Change in Control.

The following table provides information regarding the outstanding awards under the ExLTIP that are subject to shareholder approval of the 2016 Stock Plan:

New Plan Benefits Table
2016 Stock Award and Incentive Plan

Name and Position	Number of RSUs under the ExLTIP	Dollar Value of RSUs under the ExLTIP (1)
Alessandro P. DiNello President and Chief Executive Officer	642,857	$10,626,400
Lee M. Smith Executive Vice President and Chief Operating Officer	264,884	$4,378,500
All current executive officers as a group	907,741	$15,004,900	(2)
Non-Executive Director Group	—	$—
Non-Executive Officer Employee Group	—	$—

(1)
The dollar value of these awards is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 to the Company's audited consolidated financial statements for the year ended December 31, 2015 included in Form 10-K filed with the SEC on March 14, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
This is the sum of the two individual awards shown above. No awards to other persons, including employees who are not executive officers and non-employee directors, have been granted under the 2016 Stock Plan.

If shareholders decline to approve the 2016 Stock Plan, no awards will be granted under the 2016 Stock Plan and the awards shown above will be canceled.

Required Vote and Board Recommendation

The Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan will be approved if a majority of the votes cast on this proposal are voted in favor of the plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION TO APPROVE THE FLAGSTAR BANCORP, INC. 2016 STOCK AWARD AND INCENTIVE PLAN.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in compliance with the Exchange Act, we file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Shareholders who intend to present a proposal for action at the 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting") and would like a copy of the proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act must forward a copy of the proposal or proposals to our principal executive office at 5151 Corporate Drive, Troy, Michigan 48098. Any such proposal must be received by us not later than December 31, 2016. In order to be included in the proxy statement, such proposals must comply with the requirements set forth in Rule 14a-8 under the Exchange Act.

Under the Articles, if a shareholder intends to nominate a director nominee for election at the 2017 Annual Meeting, or to submit a proposal at such meeting other than pursuant to SEC Rule 14a-8, such shareholder must provide written notice of such nomination or proposal to our Secretary not fewer than 30 days nor more than 60 days prior to the date of the 2017 Annual Meeting. However, if public announcement of the date of the 2017 Annual Meeting is given fewer than 40 days before the date of that meeting, written notice of the proposal must be given prior to 10 days following the day on which notice of the 2017 Annual Meeting is mailed to shareholders. Such written notice must otherwise comply with the requirements of the Articles.

Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2017 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. A copy of the Articles can be obtained by written request to Flagstar Bancorp, Inc., Attention: Investor Relations, 5151 Corporate Drive, Troy, Michigan 48098.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be furnished without charge to persons who were shareholders as of the Record Date upon written request to Flagstar Bancorp, Inc., Attention: Investor Relations, 5151 Corporate Drive, Troy, Michigan 48098. Additionally, our Annual Report on Form 10-K and all other reports that we file with the SEC are available on our website under the investor relations section at www.flagstar.com.

Exhibit A
FLAGSTAR BANCORP, INC.

2016 Stock Award and Incentive Plan

1.	Purpose of the Plan.

The purpose of the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan (the "Plan") is to aid Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities for such persons, to incentivize outstanding Company and individual performance with appropriate limitations on risk, and to promote the creation of long-term value for shareholders by closely aligning the interests of Participants with the interests of shareholders. The Plan authorizes both Stock-based and cash-based Awards.

2.	Definitions.

In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

(a)"2006 Plan" has the meaning set forth in Section 4(a).

(b)"409A Compliance Rules" has the meaning set forth in Section 8(c).

(c)
"Affiliate" means (i) any entity that is directly, or indirectly through one or more intermediaries, controlled by the Company, and (ii) any entity, including a joint venture, limited liability company or limited liability partnership, in which the Company or an entity controlled by the Company has a substantial direct or indirect equity investment, if such entity is designated an "Affiliate" for purposes of the Plan by the Committee. An entity shall be deemed an "Affiliate" for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(d)	"Annual Incentive Award" means a Performance Award granted under Section 7(c).

(e)	"Annual Limit" has the meaning set forth in Section 5(b).

(f)
"Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(g)	"Award Agreement" has the meaning set forth in Section 6(a).

(h)	"Board" means the Company’s Board of Directors.

(i)
"Cause" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Cause" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, as follows: (i) engaging in willful or gross misconduct or willful or gross neglect of duties, (ii) repeatedly and willfully failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or an Affiliate, (iii) the commission of or plea of nolo contendere to a felony, a crime of moral turpitude, or any crime involving the Company or an Affiliate that causes damage to the property or business of the Company or an Affiliate, (iv) fraud, misappropriation, dishonesty, or embezzlement in each case which causes damage to the property or business of the Company or an Affiliate, (v) a material breach of the Participant’s employment agreement (if any) with the Company or an Affiliate (other than a termination of employment by the Participant), (vi) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Company or an Affiliate, or (vii) any unlawful act which causes damage to the property or business of the Company or an Affiliate, all as determined in the sole discretion of the

Committee. Before the Committee determines that "Cause" has occurred under clause (i), (ii), (v), or (vii) above, the Committee will provide to the Participant in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, and afford the Participant a reasonable opportunity to remedy any such breach, action or inaction, if such breach action or inaction, is capable of being remedied. In addition, a Participant’s termination of employment or service will be deemed to have terminated for Cause if, within twelve (12) months after the Participant’s termination of employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part will be considered "willful" unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company or an Affiliate.

(j)	"Change in Control" means the occurrence of any one of the following events, unless otherwise specified by the Committee in an Award Agreement:

(i)
Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any person (including affiliates) that beneficially owns thirty-five (35%) or more of the combined voting power of the outstanding voting securities of the Company as of the Effective Date), acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the outstanding voting securities of the Company or, if the Company is not the principal surviving parent entity of the Company and its Affiliates, such principal surviving parent entity;

(ii)
Individuals who on the Grant Date of an Award constitute the Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date of the Award or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(iii)
There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a principal surviving parent entity) fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company or such surviving parent entity; or

(iv)
The shareholders of the Company have approved a plan of complete liquidation of the Company and there occurs any distribution pursuant to such plan of complete liquidation, and all material contingencies to the completion of the transaction have been satisfied or waived, or there is consummated an agreement for the sale or disposition by the Company of fifty percent (50%) or more in value of the Company’s assets (or any transaction have a similar effect).

(k)
"Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provision or regulation.

(l)
"Committee" means the Compensation Committee of the Board. The qualification requirements applicable to members of the Committee and the processes of the Committee are governed by the Committee’s Charter, as adopted and from time to time amended by the Board or the Committee. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or otherwise applicable. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

(m)	"Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(n)
"Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other non-cash Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares" or other appellations.

(o)
"Disability" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Disability" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, as follows: that such Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits of not less than three (3) months under an accident and health plan of the Company covering the Participant.

(p)
"Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(q)	"Effective Date" has the meaning set forth in Section 11(p).

(r)	"Eligible Person" has the meaning set forth in Section 5(a).

(s)
"Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provision or rule.

(t)
"Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under the following procedure or a substitute procedure as may be approved from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any given date means as follows:

(i)
If the Stock then is traded in a trading market that reports sale prices, the closing sale price of a share of Stock reported on the principal trading market for Stock (or, if shares of Stock are then principally traded on a national securities exchange, in the reported "composite transactions" for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade;

(ii)
If the Stock then is traded in the over-the-counter market for which sale prices are not reported, the average of the closing bid and asked prices for Stock on that date or, if the market is not open on that date, on the next preceding day on which the market was open and a sale of Stock on such market took place; or

(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may determine. Notwithstanding the foregoing, in the event that (i) or (ii) would apply but the Stock has not been traded for ten (10) or more trading days, the Committee may, in its discretion, determine the value of Stock under this clause (iii).

(u)
"Good Reason" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Good Reason" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, the occurrence of any of the following events without the written consent of the Participant: (1) the Participant is assigned duties adverse to the Participant and materially inconsistent with the Participant’s titles, positions, status, reporting relationships, authority, duties or responsibilities or any other action by the Company which results in a material diminution in the Participant’s titles, positions, status, reporting relationships, authority, duties or responsibilities from those existing immediately before the Change in Control, other than insubstantial or inadvertent actions not taken in bad faith which are remedied by the Company promptly after receipt of notice thereof given by the Participant; (2) the Company materially reduces the Participant’s salary and annual incentive award opportunity from the levels prevailing immediately before the Change in Control; (3) the Participant’s assigned office or principal work location is relocated by more than thirty (30) miles from its location immediately before the Change in Control or (4) the Company materially breaches the Participant’s employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate; provided, however, that the Participant may only separate from service for "Good Reason" if the Participant has given written notice to the Company that an event or events giving rise to Good Reason have occurred within sixty (60) calendar days after the Participant first has gained knowledge of such occurrence, and the Company has not remedied or otherwise cured the event or events giving rise to Good Reason within thirty (30) calendar days after receiving such notice, and the Participant then gives notice of termination for Good Reason not later than one hundred twenty (120) calendar days after the Participant first has gained knowledge of such occurrence specifying a termination date within sixty (60) calendar days after the giving of such notice.

(v)
"Grant Date" means, with respect to any Award, the date of the grant or award specified by the Committee or the Board in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Grant Date will not be earlier than the date of the Committee (or Board) action.

(w)	"Incentive Stock Option" or "ISO" means any Option designated as an "incentive stock option" within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(x)	"Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(y)	"Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(z)	"Participant" means a person who has been granted an Award that remains outstanding, including at times at which such person no longer is an Eligible Person.

(aa)
"Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(ab)	"Plan" has the meaning set forth in Section 1.

(ac)
"Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation § 1.162-27(e)(3) under Code Section 162(m).

(ad)	"Restricted Stock" means Stock granted to a Participant under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(ae)
"Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and any successor rule.

(af)	"Stock" means the Company’s Common Stock, par value $.01 per share, and any other equity securities of the Company that may be substituted for Stock pursuant to Section 11(c).

(ag)	"Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c).

3.	Administration.

(a)
Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be granted or exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock (including Stock deliverable in connection with the Award), other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards (including authority to specify terms of Awards applicable upon a Change in Control or similar event); to prescribe documents evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board shall approve any policy relating to the type, timing, amount and vesting conditions of Awards granted to non-employee directors and/or any individual Awards to non-employee directors, although the Committee will retain its full authority to administer the Plan with regard to such outstanding Awards. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons including Participants, beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. In no event will the Board or Committee be permitted to (A) reduce the exercise price of any outstanding Option or SAR, (B) exchange or replace an outstanding Option or SAR with a new Option or SAR with a lower exercise price, (C) cancel an Option or SAR in exchange for cash or other Awards, or (D) increase the number or percentage of shares of Stock authorized for Awards under the Plan, without approval of the Company’s stockholders, except as provided in Section 11(c).

(b)	Manner of Exercise of Committee Authority.

(i)
Subcommittees and Recusal. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to be "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (subject to Section 7(d)) or intended to be covered by an exemption under Rule 16b-3 may be taken by a subcommittee, designated by the Commit-tee or the Board, composed solely of two or more Qualified Members, or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided, however, that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members, or (in the case of an action intended to secure the Rule 16b-3 exemption) may be taken by the Board. The Committee otherwise may act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of any Committee member(s), shall be the action of the Committee for purposes of the Plan.

(ii)
Delegation. To the fullest extent authorized under applicable provisions of the Michigan Business Corporation Act, the Committee may delegate to officers or managers of the Company or an Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (A) will not result in the loss of an exemption under Rule 16b-3(d) or (e) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (B) will not cause Awards intended to be "qualified performance-based compensation" under Code Section 162(m) to fail to so qualify, (C) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (D) is permitted under applicable provisions of the Michigan Business Corporation Act and other applicable laws and regulations.

(iii)
Committee Policies. The Committee will apply its policies relating to compensation, including its policies with respect to preserving tax deductibility under Code Section 162(m), according to such processes as the Committee may from time to time approve.

(c)
Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or an Affiliate, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Without limiting the generality of the foregoing, neither the Company, nor any Affiliate, nor the Committee or any of its members, nor any person acting on behalf of the Company or any Affiliate or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), in either case, asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or with respect to any delay in the delivery of shares of Stock in connection with an Award or changes in the fair market value of shares of Stock during any such delay.

4.	Stock Subject to Plan and Related Limitations.

(a)
Overall Number of Shares of Stock Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be three million (3,000,000) shares of Stock, plus any shares of Stock subject to outstanding equity awards granted under the Company’s 2006 Equity Incentive Plan (the "2006 Plan") that become available for issuance under Section 4(b)(1) [(1) At March 28, 2016, 370,487 shares of Stock were subject to outstanding equity Awards granted under the 2006 Equity Incentive Plan]. Up to the total number of shares of Stock available for Awards may be issued upon exercise of ISOs, but nothing herein will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)
Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares of Stock shall be counted against those reserved to the extent such shares of Stock have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the 2006 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Stock to the Participant, the shares of

Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2006 Plan and will be deemed to remain or to become available under this Plan; (ii) upon exercise of an Option or SAR (or portion thereof) for shares of Stock, the number of shares of Stock deemed to be delivered under the Plan shall be the full number of shares of Stock underlying the Option or SAR (or portion thereof) then exercised, regardless of any net delivery of shares of Stock or withholding of shares of Stock for taxes; and (iii) shares of Stock that are withheld from an Award or award under the 2006 Plan other than an Option, an option under the 2006 Plan, or a SAR in payment of taxes shall not be deemed to have been delivered and therefore will be available for future grants of Awards under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares of Stock than the aggregate number that remain available under the Plan and not subject to outstanding Awards so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or an Affiliate, shares of Stock delivered or deliverable in connection with such assumed or substituted Award shall not be counted against the number of shares of Stock reserved under the Plan (such assumed or substituted Awards may be administered under the Plan, however). This Section 4(b) shall apply to the share limit relating to ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.	Eligibility and Certain Award Limitations.

(a)
Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or an Affiliate, an executive officer or non-employee director of the Company, or a consultant or other person who provides substantial services to the Company or an Affiliate. An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan. Holders of awards granted by a company or business acquired by the Company or an Affiliate (including a business combination) are eligible for Awards granted in assumption of or in substitution for such outstanding awards. Eligibility for ISOs is limited to individuals described in this Section 5(a) who are employees of the Company or an Affiliate that is a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Code Section 424 and the regulations thereunder. Eligibility for Options other than ISOs and for SARs is limited to individuals described in this Section 5(a) who are providing direct services on the Grant Date of the Award to the Company or to an Affiliate that is described in the first sentence of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).

(b)
Per-Person Award Limitations. In each fiscal year of the Company during any part of which the Plan is in effect, an Eligible Person may be granted in the aggregate Awards subject to the following individual limits (as defined for purposes of the Plan in this Section 5(b), the "Annual Limits"):

(i)
A Participant’s Annual Limit relating to Awards denominated in shares of Stock, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal 800,000 shares of Stock, subject to adjustment as provided in Section 11(c).

(ii)
In the case of an Award denominated in cash and not in shares of Stock (for example, an Annual Incentive Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $8 million, provided, however, that in the case of a cash-denominated Award earned by performance over a period of longer than one year, the cash-denominated limit shall apply proportionately over the number of years and partial years in the actual performance period, unless the Committee specifies a different allocation method that allocates the limit in proportion to the rate at which the Award can be earned in the actual performance period. For this purpose, (1) the Annual Limit for cash-denominated Awards is separate from and not affected by the Annual Limit on share-denominated Awards; (2) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance-based condition; (3) a Participant’s Annual Limit is used to the extent a number of shares of Stock or cash amount may be potentially earned or paid under an

Award, regardless of whether such shares of Stock or amount in fact are earned or paid (thus, for example, if an Award is canceled, the amount counted against the Annual Limit for such Award does not become available for a new Award to such Participant); (4) the Annual Limit for any cash-denominated Award that may be earned over a period of longer than one year shall be cumulative over the earning period; and (5) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

(iii)
In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any fiscal year of the Company during any part of which the director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee Chairman of the Board or Lead Director shall be $800,000, in each case, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 or any successor provision ("FASB ASC Topic 718"). The foregoing additional limits related to non-employee directors of the Company shall not apply to any Award or shares of Stock granted pursuant to a non-employee director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees, provided, however, that such Award or shares of Stock have a Fair Market Value not exceeding the value of such cash retainers or other fees.

6.	Specific Terms of Awards.

(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Grant Date or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms governing the treatment of Awards in the event of a Participant’s voluntary or involuntary termination of employment or service (for example, a termination for or without Cause, for or without Good Reason, or due to death or Disability) and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee may require payment of consideration for an Award, including, but not limited to, for purposes of satisfying any requirement of the Michigan Business Corporation Act relating to lawful consideration for the purchase of shares. Awards shall be evidenced by and subject to the terms of an Award Agreement issued by the Company, which Award Agreement shall be signed by the Company and, if the Committee so requires, by the Participant. For purposes of the Plan, the term "Award Agreement" includes any written policy, resolution, or other document that specifies Award terms.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided, however, that such exercise price shall be not less than the Fair Market Value (or in the case of an ISO granted to a ten-percent shareholder within the meaning of Code Section 422(b)(6), 110 percent of the Fair Market Value) of a share of Stock on the Grant Date of such Option, subject to Sections 6(f), 6(h) and 8(a). Notwithstanding the foregoing, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or an Affiliate (including a business combination) shall satisfy this Section 6(b)(i) if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)
Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided, however, that in no event shall the term of any Option exceed a period of ten years (five years from the Grant Date in the case of an ISO granted to a ten-percent shareholder described in Code Section 422(b)(6)) from the Grant Date. The Committee shall determine, and the applicable Award Agreement shall specify, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), which may include cash, Stock (including through withholding of Stock deliverable upon exercise and broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), other Awards or awards granted under other plans of the Company or any Affiliate, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered to the Participant in satisfaction of Options. Notwithstanding the foregoing, if, on the date an outstanding Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws.

(iii)
ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. This Plan does not set forth all of the requirements applicable to an ISO, and therefore such requirements must be incorporated into the Award Agreement and/or complied with in fact by the Participant in order for the Option to be accorded the tax treatment applicable to an ISO.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the Grant Date of such SAR.

(ii)
Other Terms. The Committee shall determine at the Grant Date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be freestanding or in tandem or combination with any other Award, whether a SAR that potentially could be settled in cash will be converted to a SAR that can be settled solely in Stock, and the maximum term of an SAR, which in no event shall exceed a period of ten (10) years from the Grant Date. Notwithstanding the foregoing, if, on the date an outstanding SAR would expire, the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be extended to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the Grant Date or thereafter. Except to the extent restricted under the terms of the Plan or any Award Agreement, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv) below).

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be immediately forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in specified circumstances, including in the event of terminations resulting from specified causes.

(iii)
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms (including any restrictions and risk of forfeiture) as applied to the Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect; provided, however, that dividends on Restricted Stock subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on performance conditions. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other non-cash property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or such other property has been distributed.

(e)
Deferred Stock (Including Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified period of time, subject to the following terms and conditions:

(i)
Award and Restrictions. Issuance of Stock will occur upon expiration of the period of time specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the Grant Date or thereafter. Forfeitable Deferred Stock may be designated as "Restricted Stock Units" or otherwise designated by the Committee. Deferred Stock may be settled by delivery of cash, Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the Grant Date or thereafter. The Committee may grant Dividend Equivalents in respect of Deferred Stock, in accordance with Section 6(g).

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be immediately forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in specified circumstances, including in the event of terminations resulting from specified causes.

(f)
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or included as a feature of another Award (for example, Deferred Stock). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify; provided, however, that dividend equivalents relating to an Award subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on such performance conditions.

(h)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Affiliates of the Company or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine (the purchase price shall be set at levels consistent with the requirements for options in Section 6(b)(i)). Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)	Performance Awards. Performance Awards, denominated in cash, in Stock or in other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance Awards.

(a)
Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may grant Performance Awards that are intended to be "qualified performance-based compensation" for purposes of Code Section 162(m) and Performance Awards that are not intended to qualify as such. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such individual or business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that (i) the reservation of discretion shall be limited as specified under Sections 7(b) and 7(c) in the case of a Performance Award intended to be "qualified performance-based compensation" under Code Section 162(m) (subject to Section 7(d)); and (ii), in the case of any Performance Award denominated in shares of Stock at the Grant Date (i.e., an Award which constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable (except as provided under Section 11(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

(b)
Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should be "qualified performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 7(b) (subject to Section 7(d)).

(i)
Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria (as described in clause (ii) below) and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time such goals are established. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)
Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues, interest income, net interest income or non-interest income; (2) earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or any items that are of an unusual nature and/or any items that indicate infrequency of occurrence or special items; (3) pre-tax income, net income, or net income per common share (basic or diluted), operating income or gross profit; (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) bank regulatory agency metrics relating to financial strength, soundness, management or control of risk, stress test outcomes, and regulatory compliance, including CAMELS rating and bank regulatory and other third-party ratings of financial strength, soundness, and governance, including meeting conditions that result in reduced regulatory restrictions or other favorable more regulatory status; (6) interest expense; (7) net economic profit (operating earnings minus a charge for capital) or economic value created; (8) operating margin, profit margin, efficiency ratio, expense/deposit ratios and equity/assets ratios; (9) shareholder value creation measures, including stock price or total shareholder return; (10) dividend payout levels, including as a percentage of net income; (11) expense targets, cost containment, cost reduction, working capital targets, or operating efficiency; (12) loan originations or volume, provisions for loan losses and management of non-performing loans and loan losses; (13) gross dollar volume, deposits, market share, geographic or other targeted market expansion; (14) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (15) other strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, completion of capital-raising and borrowing transactions, capital management, total market capitalization, enterprise value, business retention, new product development, customer satisfaction, employee satisfaction, internal accounting controls, risk management objectives, management of employment practices and employee benefits, supervision of information technology, litigation-related milestones, goals related to capital structure and goals relating to acquisitions or divestitures of Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or an industry or area of business. The performance goal need not be based on audited financial information. The Committee may specify that performance will be determined before payment of bonuses, capital charges, income or expense items related to items that are non-recurring or items that are of an unusual nature and/or events that indicate infrequency of occurrence or other financial or general and administrative expenses for the performance period, or based on the cash or non-cash or tangible or intangible components of the selected business performance metric, or based on averaging of performance with respect to the selected business performance metric. Provided that the Committee has specified at least one performance goal under this Section 7(b)(ii) qualifying the Award as performance-based under Code Section 162(m) - referred to as a "gating" goal - the Committee may specify other performance goals or criteria (whether or not listed in this Section 7(b)(ii)) as a basis for its exercise of negative discretion that may reduce the payout below the maximum potentially payable as a result of achieving the "gating" goal.

(iii)
Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal under Section 7(b)(ii) qualifying under Code Section 162(m) shall be established not later than the earlier of (A) ninety (90) calendar days after the beginning of any performance period applicable to such Performance Award or (B) the time 25 percent of such performance period has elapsed.

(iv)
Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount or as another amount, which need not bear a strictly mathematical relationship to such business criteria.

(v)
Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. Subject to Section 7(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to cause the Award to be "qualified performance-based compensation" under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to be "qualified performance-based compensation" for purposes of Code Section 162(m) (subject to Section 7(d)). The Committee shall specify the circumstances (if any) in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in ownership or control) prior to the end of a performance period or settlement of such Performance Awards.

(c)
Annual Incentive Awards Granted to Covered Employees. The Committee may grant a Performance Award under Section 7(b), in the form of an Annual Incentive Award, to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to be "qualified performance‑based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in Section 7(b) and this Section 7

(c) (subject to Section 7(d)). Not later than the applicable deadline specified in Section 7(b)(iii), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, the amount(s) potentially payable thereunder, and the performance period in which such amount(s) may be earned. The amount(s) potentially payable as Annual Incentive Awards shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an Annual Incentive Award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. Notwithstanding the foregoing, if any portion of the Annual Incentive Award pool for a given fiscal year is not allocated and paid out for that year, the Committee, at any time after such fiscal year, may allocate and pay out from such then-unallocated amounts of hypothetical funding remaining an Award to any Eligible Person other than a Covered Employee, but such allocations may not affect the allocations or payouts to any Covered Employee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the applicable Annual Limit set forth in Section 5(b). After the end of the performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. Other provisions of Section 7(b) shall apply to an Annual Incentive Award under this Section 7(c).

(d)
Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to be "qualified performance-based compensation" under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Certain Provisions Applicable to Awards.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and 6(c)(ii) (limits on Option and SAR terms, which limit will apply to any other Award in the nature of a stock right that provides the Participant with a right to exercise over a period of more than one year).

(c)
Form and Timing of Payment under Awards; Deferrals; 409A Compliance Rules. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the settlement of an Award or the exercise of an Option or SAR (subject to applicable limitations under Code Section 409A) may be made in such forms as the Committee shall determine, including cash, Stock, other Awards or other property, and may be made in it single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. The Committee may adopt and from time to time amend compliance rules intended to ensure that Awards meet applicable requirements to avoid adverse tax consequences under Code Section 409A ("409A Compliance Rules"); such 409A Compliance Rules shall be deemed to be terms incorporated by reference into each Award Agreement, except as otherwise provided in such 409A Compliance Rules or as otherwise provided by the Committee.

(d)
No Personal Loans to Participants or Reloads. No term of an Award shall provide for a personal loan to a Participant for payment of the exercise price of an Option or the consideration for any other Award or withholding taxes relating to any Award providing for delivery of shares of Stock to the Participant. For this purpose, customary broker-assisted cashless exercise features of Options will not be considered to constitute or result in loans. No term of an Award shall provide for automatic "reload" grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

(e)
Avoidance of Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that is intended to prevent such a Participant from incurring liability under Section 16(b) of the Exchange Act, except that this provision shall not apply to a Participant’s sales of shares of Stock and a Participant otherwise may engage in non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Sections 11(k) and 11(l)) in order that a Participant who is subject to Section 16 of the Exchange Act will avoid incurring liability under Section 16(b) thereunder. Unless otherwise specified by the Participant, for purposes of Section 16 equity securities or derivative securities acquired under the Plan that are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant. In no event, however, shall the Committee, the Company, any Affiliate, nor any person acting on behalf of any of the foregoing, have any liability with respect to the foregoing.

9.	Change in Control.

(a)
Assumption or Substitution. In the event of a Change in Control, the Committee may (but, for the avoidance of doubt, need not) provide for or agree to the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor. In such case, the following terms will apply to any such assumed, continued or substituted Award:

(i)
Continued Vesting. The vesting terms of the Award shall continue, but shall not extend beyond or otherwise expand the vesting requirements applicable to the Award immediately before the Change in Control, and any applicable performance conditions shall be reasonably determined by the Committee to be no less probable of achievement than the performance conditions applicable to the original Award (as of the time of the Change in Control); and

(ii)
"Double-Trigger" Protections Apply. Except as limited by applicable law or regulation, the Award shall provide for accelerated vesting in full in the event that, within one year following the Change in Control, the Participant has a "separation from service" (as defined in Treasury Regulation Section 1.409A-1(h)) and (A) such separation does not occur at a time that Cause exists for the termination of the Participant by the Company (which term for purposes of this Section 9(a) includes its Affiliates), and (B) such separation is either directed by the Company or is a separation by the Participant for Good Reason. In addition, if such Award is subject to performance conditions, upon a qualifying termination under this Section 9(a)(ii) the performance conditions shall be deemed to be achieved at the actual level of performance achieved as of the date of the separation from service projected to continue over remainder of the performance period, but in no event at less than the designated target level of performance (if a target level has been designated).

(iii)
Treatment of Awards If Double-Trigger Protection Prohibited by Law or Regulation. Notwithstanding the other provisions of this Section 9(a), if at the time of the Change in Control the Company (or any successor) is prohibited by law or regulation from according to the Participant the "double-trigger" protections specified in Section 9(a)(ii), then the original Award shall not be subject to assumption, continuation of substitution under this Section 9(a), but instead such Award shall be subject to Section 9(c) (i.e., vesting of the Award will be accelerated at the time of the Change in Control).

(b)
Pay-Out of Awards. In the event of a Change in Control, if the Change in Control is one in which holders of Stock, upon consummation, will receive a payment (whether cash, non-cash or a combination of the foregoing), then the Committee may (but, for the avoidance of doubt, need not) provide for payment (a "pay-out," which includes non-cash property paid out), with respect to some or all Awards (including unvested Awards), equal in the case of each affected Award to the excess, if any, of (i) the Fair Market Value of one share of Stock on the specified pay-out date times the number of shares of Stock subject to the Award (or portion of the Award subject to the pay-out), over (i) the aggregate exercise or purchase price, if any, under the Award (or such portion) or, in the case of an SAR, the aggregate base price, in each case on such other payment terms (which need not be the same as the corresponding terms of payment to holders of Stock or other holders of Awards) and other terms, and subject to such conditions, as the Committee determines; provided, however, that the amount of any payment relating to an Option or SAR shall be determined in accordance with applicable requirements of Code Section 409A. In the case of an unvested Award, the pay-out may be subject to vesting terms, but in such case the provisions of Section 9(a)(i), (ii) and (iii) will apply (treating the unvested pay-out as a continuing Award thereunder). For the avoidance of doubt, if the exercise, purchase or base price of any Award is equal to or exceeds the Fair Market Value of a share of Stock at the time a Change in Control is consummated, such Award may be terminated hereunder without payment due thereon.

(c)
Acceleration of Awards Not Assumed, Continued, Substituted or Cashed-Out. In the event of a Change in Control in which there is to be no assumption, continuation, substitution or cash-out of some or all Awards (including an Award to which Section 9(a)(iii) applies), then the Committee will provide that each such Award requiring exercise will become immediately exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Deferred Stock (including Restricted Stock Units and Performance Awards to the extent consisting of Deferred Stock) or Restricted Stock or Other Stock-Based Award will be accelerated and such shares of Stock will be delivered, prior to the Change in Control, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares of Stock, as the case may be, to participate as a shareholder in the Change in Control; provided, however, that if an Award is subject to performance conditions, the Committee shall determine in good faith the extent to which the performance conditions shall be deemed to have been achieved, but such deemed achievement level shall not be less than the actual level of performance achieved as of the date of the Change in Control projected to continue over remainder of the performance period; and provided further, that, to the extent acceleration and/or delivery pursuant to this Section 9(c) of an Award subject to Code Section 409A would cause the Award to fail to satisfy the requirements of Code Section 409A, the Award settlement shall not be accelerated and/or shares of Stock delivered and the Committee, in lieu thereof, shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that, as nearly as possible but taking into account adjustments required or permitted under the Plan and the applicable Award Agreement, replicate the prior terms of the Award.

(d)
Additional Terms. The Committee may provide, in any Award Agreement relating to an Award granted prior to a Change in Control terms that vary from the terms of this Section 9. The Committee shall not exercise its discretion under this Section 9 with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Code Section 409A or an Award excluded from Code Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Code Section 409A (so as to cause Participants to incur tax penalties). In the case of Restricted Stock that does not vest in connection with the Change in Control, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

10.	Additional Award Forfeiture Provisions; Claw Back.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon (a) compliance by the Participant with specified conditions relating to adherence to standards of conduct in the preparation of financial statements and reports filed with the Securities and Exchange Commission, non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and Affiliates and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company; and (b), in the case of performance-based compensation, the absence of material inaccuracies in the financial or other information upon which achievement of performance goals was assessed. Without limiting the generality of the foregoing, Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards as required by law, regulation or applicable stock exchange listing standards, including Section 10D of the Exchange Act, and in accordance with the Company’s Claw Back Policy, as such Policy may be from time to time amended or modified, or any successor to the Claw Back Policy adopted by the Company and as in effect from time to time.

11.General Provisions.

(a)
Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)
Limits on Transferability; Treatment of Awards Upon Death. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or an Affiliate), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights that remain in effect after a Participant’s death shall be transferred to a Participant’s surviving spouse or, if permitted by the Committee, a designated beneficiary (or, if none, to the Participant’s estate) upon the death of the Participant, and (ii), to facilitate estate planning by a Participant, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A spouse, beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant must file with the Company a copy of the death notice or other sufficient documentation as may be required by the Company, and otherwise shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)
Adjustments. In the event that any special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, sale of all or substantially all of the Company’s assets or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the aggregate share limitation then applicable under the Plan, (ii) the number and kind of shares of Stock by which per-person Annual Limits are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award (subject to Section 11(k)), and (v) performance goals based on performance on a per share basis. The Committee shall provide for such equitable adjustments of outstanding awards in order to preserve the positive intrinsic value of such awards, unless in the circumstances the Participant would be able to continue to realize such intrinsic value in the absence of an adjustment. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment (including as described in items (iii) - (v) above) to an outstanding Award that constitutes a "share-based payment arrangement" in the event of an "equity restructuring," as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of any events that are of an unusual nature and/or events that indicate infrequency of occurrence or nonrecurring events (including events described above in this Section 11(c), as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Affiliate or other business unit of the Company, or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would cause Options, SARs, or Performance Awards granted to Participants designated by the Committee as Covered Employees and intended to be "qualified performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify. All determinations hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all persons.

(d)
Tax and Withholding. The Company and any Affiliate is authorized to and shall withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant (to the extent permitted by law), amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and are authorized to take such other action as the Committee may deem advisable to enable the Company or any Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either as a mandatory term of Awards or at the election of the Participant as determined by the Committee. Other provisions of the Plan notwithstanding, only the amount of Stock deliverable in connection with an Award necessary to satisfy statutory minimum withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee. In accordance with Section 4(b), any Stock that is withheld from an Award other than an Option, an option under the 2006 Plan, or a SAR in payment of taxes shall not be deemed to have been delivered and therefore will be available for future grants of Awards under the Plan.

(e)	Changes to the Plan and Awards. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or

Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or trading system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval. The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements (including shareholder approval) that would apply if the amendment were approved by the Board. Except as limited by the Plan, the Committee is authorized to amend outstanding Awards, which may include cancelation of an outstanding Award in exchange for a new Award or the extension of the term of an outstanding Award. The Board and Committee may not, however, amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such amendment would materially and adversely affect the legal rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and any discretion reserved by the Board or Committee with respect to an Award is not limited by this provision). Notwithstanding the foregoing, without the approval of shareholders, the Board or Committee will not amend previously granted Options or SARs (including by means of an amendment to the Plan) in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price or base price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its exercise price is equal to or greater than the fair market value of the underlying Stock, in exchange or substitution for another Option, SAR, Restricted Stock, other equity, or cash or other property, unless the cancellation and exchange or substitution occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards under Section 11(c) will not be deemed "repricings," however. The Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent that the waived or modified term at that time would be mandatory for a new Award of the same type under the Plan.

(f)
Right of Setoff. The Company or any Affiliate may, to the extent permitted by applicable law and will not incur penalties under Code Section 409A, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation (excluding awards of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

(h)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or Committee to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)	Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether and when cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated.

(j)
Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of authorization or grant of an Award or to the extent that such Awards would not be subject to a limitation on tax deductibility by the Company under other applicable provisions of Code Section 162(m). Accordingly, the terms of Sections 7(b), 7(c) and 7(d), including the definitions of "Covered Employee" and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)
Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8, 9, 11(c) and 11(e)) is limited to the extent necessary to ensure that any Award of a type that the Committee has intended to be "share-based equity" (and not a "share-based liability") subject to fixed accounting with a measurement date at the Grant Date under FASB ASC Topic 718 shall not be deemed a share-based liability (subject to "variable" accounting) solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding as a share-based liability (i.e., subject to "mark-to-market" expense accounting).

(l)
Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Michigan Business Corporation Act, to the extent applicable, other laws (including those governing contracts) of the State of Michigan, without giving effect to principles of conflicts of laws, and applicable federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Michigan, Counties of Oakland and Wayne, including the Federal Courts located therein (should Federal jurisdiction exist).

(m)
Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n)
Limitation on Rights Conferred under Plan. No Participant shall have any of the rights or privileges of a shareholder of the Company under the Plan, including as a result of the grant of an Award or the creation of any trust and deposit of shares of Stock therein, except at such time as an Option or SAR may have been duly exercised or shares of Stock may be actually delivered in settlement of an Award; provided, however, that a Participant granted Restricted Stock shall have rights of a shareholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate or in any particular office or position, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder. An Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by such other plan or arrangement with specific reference to Awards under this Plan, provided that cash Annual Incentive Awards will generally be deemed to be annual bonuses or annual incentives under such other plans or arrangements).

(o)
Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, that if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(p)
Plan Effective Date and Termination; Termination of Granting Authority Under the 2006 Plan. The Plan shall become effective upon its approval by the Board of Directors (the "Effective Date"), provided that the Plan and any Awards granted hereunder prior to approval of the Company’s shareholders shall be subject to shareholder approval of the Plan at the Company’s first Annual Meeting of Shareholders (including any adjournment thereof) following the end of the Company’s 2015 fiscal year (the "Shareholder Approval Date"). Unless earlier terminated by action of the Board, the authority to make new grants under this Plan shall terminate on the tenth (10th) anniversary of the later of the Effective Date or any shareholder approval of the Plan, as then amended, after the initial Shareholder Approval Date. If the Plan is approved by shareholders at the Shareholder Approval Date, any authority to make new grants under the 2006 Plan shall terminate. During any period following termination of the authority to make new grants under this Plan or under the 2006 Plan, the Board and the Committee shall retain full authority to amend or modify outstanding Awards or awards, including amendments or modifications that may enhance the fair value of such outstanding Awards or awards.

(q)	Successors and Assigns. The terms of the Plan will be binding upon the Company and its successors and assigns.

FLAGSTAR BANCORP, INC.
5151 CORPORATE DRIVE
TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE ANNUAL MEETING
OF SHAREHOLDERS
May 24, 2016

The undersigned hereby constitutes and appoints Christine M. Reid and Jan M. Klym, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Flagstar Bancorp, Inc. (the "Company") to be held at the national headquarters of the Company and Flagstar Bank, FSB, located at 5151 Corporate Drive, Troy, Michigan 48098 on May 24, 2016, at 8:30 a.m., Eastern Time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET FORTH BELOW, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS SUCH DISCRETIONARY AUTHORITY.

The Board of Directors recommends you vote "FOR" the following Director nominees and "FOR" the following proposals.

(1)	The election of directors: Alessandro P. DiNello, Jay J. Hansen, John D. Lewis, David J. Matlin, Bruce E. Nyberg, James A. Ovenden, Peter Schoels and David L. Treadwell.

	For	Against	Abstain
Alessandro P. DiNello	☐	☐	☐
Jay J. Hansen	☐	☐	☐
John D. Lewis	☐	☐	☐
David J. Matlin	☐	☐	☐
Bruce E. Nyberg	☐	☐	☐
James A. Ovenden	☐	☐	☐
Peter Schoels	☐	☐	☐
David L. Treadwell	☐	☐	☐

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

☐ For	☐ Against	☐ Abstain

(3)	To adopt an advisory (non-binding) resolution to approve named executive officer compensation.

☐ For	☐ Against	☐ Abstain

(4)	To approve the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan.

☐ For	☐ Against	☐ Abstain

(5)	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

Date:

Signature:

Signature:

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on May 24, 2016.

The Notice of Annual Meeting of Shareholders and the Proxy Statement relating to the Annual Meeting of Shareholders, as well as the 2015 Annual Report on Form 10-K, are available at flagstar.com/proxy. This proxy will not be used if you attend the Annual Meeting and choose to vote in person.